EXHIBIT 10.8


                          SALE AND PURCHASE AGREEMENT
                             DATED NOVEMBER 2, 2011

                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                                  RICHARD GOUIN

                                       AND

                     ADVANCE PETROLEUM LIFTING SYSTEMS, LLC

                                    AS SELLER

                                       AND

                               HINTO ENERGY, INC.

                              A WYOMING CORPORATION

                                  AS PURCHASER


                            Executed on _______, 2011



                                                 TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE 1             PURCHASE AND SALE..........................................................................1

         Section 1.1           Purchase and Sale.................................................................1

         Section 1.2           Assets............................................................................1

         Section 1.3           Excluded Assets...................................................................3

         Section 1.4           Effective Time; Proration of Costs and Revenues...................................4

         Section 1.5           Delivery and Maintenance of Records...............................................5

ARTICLE 2             PURCHASE PRICE.............................................................................6

         Section 2.1           Purchase Price....................................................................6

         Section 2.2           Adjustments to Purchase Price.....................................................6

         Section 2.3           Allocation of Purchase Price......................................................7

ARTICLE 3             TITLE MATTERS..............................................................................8

         Section 3.1           Seller's Title....................................................................8

         Section 3.2           Definition of Defensible Title....................................................8

         Section 3.3           Definition of Permitted Encumbrances..............................................9

         Section 3.4           Notice of Title Defects and Defect Adjustments...................................10

         Section 3.5           Consents to Assignment and Preferential Rights to Purchase.......................14

         Section 3.6           Casualty or Condemnation Loss....................................................15

         Section 3.7           Limitations on Applicability.....................................................16

ARTICLE 4             ENVIRONMENTAL MATTERS.....................................................................16

         Section 4.1           Assessment.......................................................................16

         Section 4.2           NORM.............................................................................17

         Section 4.3           Notice of Violations of Environmental Laws.......................................17

         Section 4.4           Remedies for Violations of Environmental Laws....................................17

         Section 4.5           Limitations......................................................................19

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF SELLER..................................................19

         Section 5.1           Disclaimers......................................................................19

         Section 5.2           Existence and Qualification......................................................21

         Section 5.3           Power............................................................................21

         Section 5.4           Authorization and Enforceability.................................................21

         Section 5.5           No Conflicts.....................................................................21

         Section 5.6           Liability for Brokers' Fees......................................................21

                                                        -i-



                                                 TABLE OF CONTENTS
                                                    (continued)
                                                                                                               PAGE
                                                                                                               ----


         Section 5.7           Litigation.......................................................................22

         Section 5.8           Taxes and Assessments............................................................22

         Section 5.9           Outstanding Capital Commitments..................................................22

         Section 5.10          Compliance with Laws.............................................................22

         Section 5.11          Contracts........................................................................22

         Section 5.12          Payments for Production..........................................................23

         Section 5.13          Gas Imbalances...................................................................23

         Section 5.14          Governmental Authorizations......................................................23

         Section 5.15          Consents and Preferential Purchase Rights........................................24

         Section 5.16          Equipment........................................................................24

         Section 5.17          Payout Balances..................................................................24

         Section 5.18          Condemnation.....................................................................24

         Section 5.19          Bankruptcy.......................................................................24

         Section 5.20          Ownership of Certain Property....................................................24

         Section 5.21          Leases...........................................................................25

ARTICLE 6             REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................................25

         Section 6.1           Existence and Qualification......................................................25

         Section 6.2           Power............................................................................25

         Section 6.3           Authorization and Enforceability.................................................25

         Section 6.4           No Conflicts.....................................................................26

         Section 6.5           Liability for Brokers' Fees......................................................26

         Section 6.6           Litigation.......................................................................26

         Section 6.7           Financing........................................................................26

         Section 6.8           Independent Investigation........................................................26

         Section 6.9           Limitation.......................................................................27

         Section 6.10          Bankruptcy.......................................................................27

         Section 6.11          Qualification....................................................................27

         Section 6.12          Consents.........................................................................27

ARTICLE 7             COVENANTS OF THE PARTIES..................................................................28

         Section 7.1           Access...........................................................................28

         Section 7.2           Government Reviews...............................................................28

                                                        -ii-

                                                 TABLE OF CONTENTS
                                                    (continued)


         Section 7.3           Notification of Breaches.........................................................28

         Section 7.4           Letters-in-Lieu; Assignments; Operatorship.......................................29

         Section 7.5           Operation of Business............................................................29

         Section 7.6           Indemnity Regarding Access.......................................................30

         Section 7.7           Consents and Preferential Rights.................................................30

         Section 7.8           Tax Matters......................................................................31

         Section 7.9           Special Warranty of Title........................................................32

         Section 7.10          Suspended Proceeds...............................................................32

         Section 7.11          Further Assurances...............................................................32

ARTICLE 8             CONDITIONS TO CLOSING.....................................................................32

         Section 8.1           Conditions of Seller to Closing..................................................32

         Section 8.2           Conditions of Purchaser to Closing...............................................33

ARTICLE 9             CLOSING...................................................................................34

         Section 9.1           Time and Place of Closing........................................................34

         Section 9.2           Obligations of Seller at Closing.................................................35

         Section 9.3           Obligations of Purchaser at Closing..............................................35

         Section 9.4           Closing Payment and Post-Closing Purchase Price Adjustments......................36

Article 10            TERMINATION...............................................................................37

         Section 10.1          Termination......................................................................37

         Section 10.2          Effect of Termination............................................................37

         Section 10.3          Distribution of Deposit Upon Termination.........................................37

ARTICLE 11            POST-CLOSING OBLIGATIONS; INDEMNIFICATION; LIMITATIONS; DISCLAIMERS AND WAIVERS...........39

         Section 11.1          Receipts.........................................................................39

         Section 11.2          Assumption and Indemnification...................................................40

         Section 11.3          Indemnification Actions..........................................................42

         Section 11.4          Limitation on Actions............................................................44

         Section 11.5          Recording........................................................................45

         Section 11.6          Waiver of Trade Practices Acts...................................................45

                                                       -iii-

                                                 TABLE OF CONTENTS
                                                    (continued)

ARTICLE 12            MISCELLANEOUS.............................................................................45

         Section 12.1          Counterparts.....................................................................45

         Section 12.2          Notice...........................................................................46

         Section 12.3          Sales or Use Tax Recording Fees and Similar Taxes and Fees.......................46

         Section 12.4          Expenses.........................................................................47

         Section 12.5          Replacement of Bonds, Letters of Credit and Guarantees...........................47

         Section 12.6          Change of Name...................................................................47

         Section 12.7          Governing Law and Venue..........................................................47

         Section 12.8          Jurisdiction; Waiver of Jury Trial...............................................47

         Section 12.9          Captions.........................................................................48

         Section 12.10         Waivers..........................................................................48

         Section 12.11         Assignment.......................................................................48

         Section 12.12         Entire Agreement.................................................................48

         Section 12.13         Amendment........................................................................48

         Section 12.14         No Third-Party Beneficiaries.....................................................48

         Section 12.15         References.......................................................................48

         Section 12.16         Construction.....................................................................49

         Section 12.17         Limitation on Damages............................................................49

         Section 12.18         Confidentiality..................................................................49

ARTICLE 13            DEFINITIONS...............................................................................50

EXHIBITS AND SCHEDULES

------------------------------ -------------------------------------------------
Exhibit A                      Leases
------------------------------ -------------------------------------------------
Exhibit A-1                    Properties
------------------------------ -------------------------------------------------
Exhibit A-2                    Excluded Equipment
------------------------------ -------------------------------------------------
Exhibit B                      Conveyance
------------------------------ -------------------------------------------------

------------------------------ -------------------------------------------------
------------------------------ -------------------------------------------------
Schedule 1.2(d)                Contracts
------------------------------ -------------------------------------------------
Schedule 1.2(e)                Surface Contracts
------------------------------ -------------------------------------------------
Schedule 1.3(d)                Existing Claims / Causes of Action
------------------------------ -------------------------------------------------
Schedule 1.3(g)                Leased Personal Property
------------------------------ -------------------------------------------------
Schedule 2.3                   Allocated Value
------------------------------ -------------------------------------------------
Schedule 3.3(c)                Preferential Rights
------------------------------ -------------------------------------------------
Schedule 3.3(e)                Contested Taxes
------------------------------ -------------------------------------------------
Schedule 3.3(f)                Contested Mechanic and Materialman Liens
------------------------------ -------------------------------------------------
Schedule 5.7                   Litigation
------------------------------ -------------------------------------------------
Schedule 5.8                   Taxes and Assessments
------------------------------ -------------------------------------------------
Schedule 5.9                   Outstanding Capital Commitments
------------------------------ -------------------------------------------------
Schedule 5.10                  Compliance With Laws
------------------------------ -------------------------------------------------
Schedule 5.11(a)               Contested Costs
------------------------------ -------------------------------------------------
Schedule 5.11(b)               Other Contracts
------------------------------ -------------------------------------------------
Schedule 5.12                  Payments For Production
------------------------------ -------------------------------------------------
Schedule 5.13                  Governmental Authorizations
------------------------------ -------------------------------------------------
Schedule 5.14                  Preferential Rights & Consents to Assign
------------------------------ -------------------------------------------------
Schedule 5.16                  Payout Balances
------------------------------ -------------------------------------------------
Schedule 5.19                  Other Property
------------------------------ -------------------------------------------------
Schedule 5.20                  Leases
------------------------------ -------------------------------------------------
Schedule 7.5                   Inventory / Surplus
------------------------------ -------------------------------------------------
Schedule 9.4(c)                Seller's Wiring Instructions
------------------------------ -------------------------------------------------
Schedule 11.2(a)(iii)          Known Claims & Proceedings
------------------------------ -------------------------------------------------

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement (the "AGREEMENT"), is executed on __________________, 2011, between Richard Gouin and Advanced Petroleum Lifting Systems, LLC and certain other working interest holders who may join this agreement by executing the signature page hereto as to their respective interests (Collectively "SELLER"), and Hinto Energy, Inc., a Wyoming corporation ("PURCHASER").

                                    RECITALS:

         A. Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Assets, in the manner and upon the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

                                    ARTICLE 1

                                PURCHASE AND SALE

Section 1.1 PURCHASE AND SALE.

         At the Closing, and upon the terms and subject to the conditions of this Agreement, Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase, accept and pay for the Assets. Capitalized terms used herein shall have the meanings ascribed to them in this Agreement as such terms are identified and/or defined in Article 13 hereof.

Section 1.2 ASSETS.

         As used herein, the term "ASSETS" means, subject to the terms and conditions of this Agreement, all of Seller's right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to the following, excluding, however, the Excluded Assets described as set forth in Section 1.3 hereafter:

                  (a) All of the oil sellers interest in the and gas leases; oil, gas and mineral leases; subleases and other leaseholds; carried interests; non operated interest mineral fee interests; overriding royalty interests; farmout rights; options; and other properties and interests described on Exhibit A, subject to such depth limitations and other restrictions as may be set forth on Exhibit A or in such documents (collectively, the "LEASES"), together with each and every kind and character of right, title, claim, and interest that Seller has in and to the Leases, the lands covered by the Leases or the Lands pooled, unitized, communitized or consolidated therewith (collectively the "LANDS"); subject entirely to the terms of the source documents developing such interests.

                  (b) All oil, gas, water or injection wells located on the Lands, whether producing, shut-in, not completed, or temporarily abandoned, including the interests in the wells shown on Exhibit A-1 attached hereto (the "WELLS"); if any

                  (c) Leasehold interest of Seller in or to any pools or units which include any Lands or all or a part of any Leases or include any Wells, including those pools or units shown on Exhibit A-1 (the "UNITS", such Units together with the Leases, Lands and Wells, or in cases when there is no Unit, the Leases together with the Lands and Wells, being hereinafter referred to collectively as the "PROPERTIES" and individually as a "PROPERTY"), and including all interest of Seller in production from any such Unit, whether such Unit production comes from Wells located on or off of a Lease, and all tenements, hereditaments and appurtenances belonging to the Leases and Units;

                  (d)  Seller's  interest  in, to and under or derived  from all contracts, agreements and instruments by which the Properties are bound, or that relate to or are otherwise applicable to the Properties, including but not limited to, operating agreements, unitization, pooling and communitization agreements, declarations and orders, joint venture agreements, farmin and farmout agreements, water rights agreements, exploration agreements, participation agreements, exchange agreements, transportation or gathering agreements, agreements for the sale and purchase of oil, condensate, gas, casinghead gas and processing agreements (as identified on Schedule 1.2(d) and hereinafter collectively referred to as "CONTRACTS") but excluding any master service agreements and any contracts, agreements and instruments to the extent transfer is restricted by third-party agreement or applicable law and the necessary consents to transfer are not obtained pursuant to
         Section 3.5; and, provided that "Contracts" shall not include the instruments constituting the Leases, Surface Contracts and other instruments constituting the Seller's chain of title to the Leases;

                  (e) All easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights ("SURFACE CONTRACTS") appurtenant to, and used or held for use primarily in connection with the Properties (as identified on Schedule 1.2(e)), excluding any permits and other appurtenances to the extent transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 3.5;

                  (f) As of date hereof (other than obsolete equipment sold or replaced after the date hereof), all equipment, machinery, fixtures, vehicles and other tangible personal property and improvements located on the Properties or lands covered by or used or held for use primarily in connection with the operation of the Properties or lands covered by any Farmout including any wells, tanks, boilers, buildings, fixtures, injection facilities, saltwater disposal facilities, compression facilities, pumping units and engines, flow lines, pipelines, gathering systems, gas and oil treating facilities, machinery, power lines, telephone and telegraph lines, roads, and other appurtenances, improvements and facilities, but excluding the items expressly identified on Exhibit A-2 (subject to such exclusions, the "EQUIPMENT");

                  (g) All Hydrocarbons produced from or attributable to the Properties from and after the Effective Time; and all Hydrocarbons from or attributable to the Properties at the Effective Time only to the extent that Seller is due an upward adjustment to the Purchase Price pursuant to Section 2.2(e) in respect of such Hydrocarbons;

                  (h) The original documents comprising all lease files; land files; well files; gas and oil sales contract files; gas processing files; division order files; abstracts; title opinions; land surveys; non-confidential logs; maps; engineering data and reports; geologic, proprietary geophysical and seismic data (including, raw data and any interpretative data, reprocessed data, or information relating to such geologic, geophysical and seismic data); all rights to any third party records generated under contract to Seller regarding the Assets and files and all other books, records, data, correspondence, studies, files, maps and accounting records related primarily to the Assets, or used or held for use primarily in connection with the maintenance or operation thereof, the "Records", but excluding (i) any books, records, data, files, maps and accounting records to the extent disclosure or transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section
         3.5 or subjected to payment of a fee or other consideration by any license agreement or other agreement with a Person other than an Affiliate of Seller, or by applicable Law, and for which no consent to transfer has been received or for which Purchaser has not agreed in writing to pay the fee or other consideration, as applicable; (ii) computer software; (iii) work product of Seller's legal counsel (other than title opinions); (iv) records relating to the negotiation and consummation of the sale of the Assets; and (v) Seller's reserve studies and evaluations and engineering studies; provided, however, that Seller may retain the originals of such files and other records limited to those required for pending litigation, Tax, accounting, and auditing purposes and of which Seller shall provide Purchaser with copies, and Seller may retain copies of all other Records.

Section 1.3 EXCLUDED ASSETS.

         Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated hereby (collectively, the "EXCLUDED ASSETS"):

                  (a) all corporate, financial, income and franchise tax and legal records of Seller that relate to Seller's business generally (whether or not relating to the Assets), and all books, records and files that relate to the Excluded Assets and those records retained by Seller pursuant to Section 1.2(h) and copies of any other records retained by Seller pursuant to Section 1.5;

                  (b) the items expressly identified on Exhibit A-2;

                  (c) all rights to any refund of Taxes or other costs or expenses borne by Seller or Seller's predecessors in interest and title attributable to periods prior to the Effective Time;

                  (d) all rights relating to the existing claims and causes of action described on Schedule 1.3(d) except those described in part (b) of Schedule 5.7 hereto and except those relating to the liabilities assumed by Purchaser hereunder;

                  (e) Seller's area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Seller's business generally, except as otherwise expressly provided in Section 12.5;

                  (f) all trade credits, account receivables, note receivables, take-or-pay amounts receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time; and

                  (g) all leased personal property (including, without limitation, leased vehicles), except leased equipment located on the Properties that are used in production and identified in Schedule 1.3(g), together with copies of any leases of such personal property and notice of the balances due thereon.

Section 1.4 EFFECTIVE TIME; PRORATION OF COSTS AND REVENUES.

         (a) Possession of the Assets shall be transferred from Seller to Purchaser at the Closing, but certain financial benefits and obligations of the Assets shall be transferred effective as of 7:00 A.M., local time, where the respective Assets are located, on November 15, 2011 (the "EFFECTIVE TIME"), as described below.

         (b) Solely for the purpose of determining the adjustments to the Purchase Price under Section 2.2, (i) Purchaser shall be entitled to all production from or attributable to the Leases, Units and Wells at and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets at or after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred at and after the Effective Time; (ii) Seller shall be entitled to all production from or attributable to Leases, Units and Wells prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred prior to the Effective Time. "Earned" and "incurred", as used in this Agreement, shall be interpreted in accordance with generally accepted accounting principles and Council of Petroleum Accountants Society (COPAS) standards. "PROPERTY COSTS" means all costs attributable to the ownership and operation of the Assets (including without limitation costs of insurance and ad valorem, property, severance, production and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom, but excluding any other Taxes) and, capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business and, where applicable, in accordance with the relevant operating agreement or unit agreement, if any, and overhead costs charged to the Assets under the relevant operating agreement or unit agreement, if any, by unaffiliated third parties, but excluding without limitation liabilities, losses, costs, and expenses attributable to (i) claims, investigations, administrative proceedings or litigation directly or indirectly arising out of or resulting from actual or claimed personal injury or death, property damage or violation of any Law, (ii) obligations to plug wells, dismantle facilities, close pits and restore the surface around such wells, facilities and pits, (iii) obligations to remediate any contamination of groundwater, surface water, soil or Equipment under applicable Environmental Laws, (iv) obligations to furnish make-up gas according to the terms of applicable gas sales, gathering or transportation contracts, (v) gas balancing obligations and (vi) obligations to pay working interests, royalties, overriding royalties or other interests held in suspense, all of which are addressed in
Section 11.2. For purposes of allocating production (and accounts receivable with respect thereto), under this Section 1.4, (i) liquid hydrocarbons shall be deemed to be "from or attributable to" the Leases, Units and Wells when they pass through the pipeline connecting into the storage facilities into which they are run and (ii) gaseous hydrocarbons shall be deemed to be "from or attributable to" the Leases, Units and Wells when they pass through the delivery point sales meters on the pipelines through which they are transported. Seller shall utilize reasonable interpolative procedures to arrive at an allocation of production when exact meter readings or gauging and strapping data is not available. Seller shall provide to Purchaser, no later than ten (10) Business Days prior to Closing, data in its possession supporting the estimated allocation, for purposes of establishing the adjustment to the Purchase Price pursuant to Section 2.2 hereof that will be used to determine the Closing Payment (as defined in Section 9.4(a)). Taxes, right-of-way fees, insurance premiums and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before and the number of days in the applicable period falling at or after the Effective Time, except that production, severance and similar Taxes shall be prorated based on the number of units actually produced, purchased or sold or proceeds of sale, as applicable, before, and at or after, the Effective Time. In each case, Purchaser shall be responsible for the portion allocated to the period at and after the Effective Time and Seller shall be responsible for the portion allocated to the period before the Effective Time. Notwithstanding anything contained in this Agreement to the contrary and except as set forth in Section 7.8, Seller shall not be responsible or have any liability for any Property Costs not included as an adjustment to the Purchase Price for the Assets as provided for in Section 2.2(f) hereinbelow, regardless of whether such costs were incurred either before or after the Effective Time, unless such liability is solely the result of the breach by Seller of any covenants or agreements contained in Section 7.5 of this Agreement.

Section 1.5 DELIVERY AND MAINTENANCE OF RECORDS.

         (a) Seller, at Purchaser's cost, shall use reasonable efforts to deliver the original Records (FOB Seller's office) to Purchaser within ten (10) days following Closing. Seller may retain copies of the Records of those items set forth in Section 1.2(h) and/or copies of any Records, but all originals shall be delivered to Purchaser, except as set forth in Section 1.2(h).

         (b) Purchaser,  for a period of four (4) years following Closing,  will
(i) retain the Records, (ii) provide Seller, its Affiliates and its Affiliates' employees, and its and their officers, employees and representatives with access to the Records during normal business hours for review and copying at Seller's expense and (iii) provide Seller, its Affiliates, and its and their officers, employees and legal counsel with access, during normal business hours, to materials received or produced after Closing relating to any claim for indemnification made under Section 11.2 of this Agreement (excluding, however, attorney work product and attorney-client communications with respect to any such claim being brought by Purchaser and information subject to an applicable confidentiality restriction in favor of third parties) for review and copying at Seller's expense and to Seller's and its Affiliates' employees for the purpose of discussing any such claim.

                                   ARTICLE 2

                                 PURCHASE PRICE

Section 2.1 PURCHASE PRICE.

         a) The purchase price and consideration for the Assets (the "PURCHASE PRICE") shall be as set forth in subsection (b) hereof (for the working interests assets described on Exhibit A and shall be adjusted as provided in
Section 2.2 (the "ADJUSTED PURCHASE PRICE").

         b)
                  1) $5,000 in cash payment to be sent to Sellers litigation attorney

                  2) $5,000 per month to be applied to Seller's litigation attorney expenses for up to nine consecutive additional months for litigation costs with Operator.

                  3) Common Stock of Hinto Energy, Inc. at the market price on the date hereof, in the amount of the calculated reserve value of the interests listed on Exhibit A on a present value of 9 less $50,000 in litigation expenses (or more if subsequently agreed) which calculation shall be as follows:

         The parties agree that PV9 for Indian Nations #1-30, #2-30 and #3-30 shall be computed at a future date when production records are obtained through discovery from the Operator for the wells, the parties agree that 700,000 common shares issuable under the PV9 computation shall be issued and held in escrow, subject to a reduction adjustment of shares, in the event that the PV9 value is less than the value of the issued shares computed based on $1.50 per share divided into the aggregate computed PV9 value of Indian Nations #1-30, #2-30, and #3-30. The same shares held in escrow shall be also collateral for the payment of the advances for litigation fees and the payment of the assessments by the Operator against Seller which are the subject of the litigation.

                  4) Seller agrees to pay any settlement of the litigation with Operator from proceeds of the sales of the Hinto Common Stock received by Seller, together with any legal fees or costs in excess of $50,000, related to the litigation with the Operator, and upon PV9 computation, 65% of the shares held in escrow shall be released to Seller, balance to be released upon settlement or dismissal of the litigation.

Section 2.2 ADJUSTMENTS TO PURCHASE PRICE.

         The Purchase Price for the Assets shall be adjusted as follows with all such amounts being determined in accordance with generally accepted accounting principles and Council of Petroleum Accountants Society (COPAS) standards:

                  (a) Reduced by the aggregate amount of the following proceeds received and retained by Seller (or credited to Sellers working interest account) between the Effective Time and the Closing Date (with the period between the Effective Time and the Closing Date referred to as the "ADJUSTMENT PERIOD"): proceeds from the sale of Hydrocarbons (net of any royalties, overriding royalties or other burdens on or payable out of production, gathering, processing and transportation costs and any production, severance, sales or excise Taxes not reimbursed to Seller by the purchaser of production) produced from the Properties during the Adjustment Period;

                  (b) Reduced in accordance with Section 3.5, by an amount equal to the Allocated Value of those Properties (i) with respect to which preferential purchase rights have been exercised prior to Closing or
         (ii) that cannot be transferred at Closing due to unwaived requirements for consent to the assignments contemplated hereby;

                  (c) (i) Reduced by the applicable Title Defect Amount as a result of Title Defects for which the Title Defect Amount has been determined prior to Closing and (ii) increased by the applicable Title Benefit Amount as a result of Title Benefits for which the Title Benefit Amount has been determined prior to Closing;

                  (d) Reduced by any amount agreed upon by Purchaser and Seller pursuant to Section 4.4(a) regarding certain environmental matters for any affected Property not retained by Seller, and the Allocated Value of any Property retained by Seller pursuant to Section 4.4(b);

                  (e) Increased by the amount equal to the value of all Hydrocarbons from or attributable to the Properties at the Effective Time, such value to be determined by reference to the Index Price, less any applicable severance taxes, royalties and other burdens; provided, however, that the adjustment contemplated by this paragraph shall be only made to the extent that Seller does not receive and retain the proceeds, or portion thereof, attributable to the sale of any the above;

                  (f) Increased by the amount of all Property Costs and other costs attributable to the ownership and operation of the Assets that are pre-paid by Seller and incurred at or after the Effective Time, except any Property Costs and other such costs already deducted in the determination of proceeds in Section 2.2(a) or excluded in the language of Section 1.4(b);

                  (g) Increased by an amount equal to the value, as determined according to the Council of Petroleum Accountants Societies, Inc. (COPAS) 2005 Accounting Procedures, of all tubular, other goods and physical inventory not attached to Wells or Leases (or wellbores for the Wells) as part of production facilities and equipment and which is as of the effective date unused inventory, to the extent such items are owned by Seller and included in the Assets at the Effective Time; and

                  (h) Decreased by the Allocated Value of any Property subject to a preferential right of purchase which prior to the Closing has been timely and properly exercised by the holder thereof, or for which the time period to exercise such right has not expired and for which a waiver has not been obtained.

         The adjustment described in Section 2.2(a) shall serve to satisfy, up to the amount of the adjustment, Purchaser's entitlement under Section 1.4 to Hydrocarbon production from or attributable to the Properties during the Adjustment Period, and to the value of other income, proceeds, receipts and credits earned with respect to the Assets during the Adjustment Period, and Purchaser shall not have any separate rights to receive any production or income, proceeds, receipts and credits with respect to which an adjustment has been made.

Section 2.3 ALLOCATION OF PURCHASE PRICE.

         Concurrent with the execution of this Agreement, Purchaser and Seller will agree upon an allocation of the unadjusted Purchase Price among each of the Assets, in compliance with the principles of Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury regulations thereunder. Such allocation of value shall be attached to this Agreement as
Schedule 2.3. The "ALLOCATED VALUE" for any Asset equals the portion of the unadjusted Purchase Price allocated to such Asset on Schedule 2.3, increased or decreased as described in Section 2.2. Any adjustments to the Purchase Price other than the adjustments provided for in Sections 2.2(b), 2.2(c) and 2.2(d) shall be applied on a pro rata basis to the amounts set forth on Schedule 2.3 for all Assets. After all such adjustments are made, any adjustments to the Purchase Price pursuant to Sections 2.2(b), 2.2(c) and 2.2(d) shall be applied to the amounts set forth in Schedule 2.3 for the particular affected Assets. After Seller and Purchaser have agreed on the Allocated Values for the Assets, Seller will be deemed to have accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, but otherwise makes no representation or warranty as to the accuracy of such values. Seller and Purchaser agree (i) that the Allocated Values shall be used by Seller and Purchaser as the basis for reporting asset values and other items for purposes of all federal, state, and local Tax Returns, including without limitation
Internal Revenue Service Form 8594 and (ii) that neither they nor their Affiliates will take positions inconsistent with the Allocated Values in notices to government authorities, in audit or other proceedings with respect to Taxes, in notices to preferential purchaser right holders, or in other documents or notices relating to the transactions contemplated by this Agreement. Purchaser and Seller further agree that, on or before the Closing Date, they will mutually agree as to the further allocation of the Allocated Values included in Schedule
2.3 as to the relative portion of those values attributable to leasehold costs and depreciable equipment.

                                   ARTICLE 3

                                  TITLE MATTERS

Section 3.1 SELLER'S TITLE.

         (a) The  provisions  of this  Article 3 and the  covenant  set forth in
Section 7.9 provide Purchaser's exclusive remedy with respect to title to the Assets.

         (b) The conveyance to be delivered by Seller to Purchaser shall be substantially in the form of Exhibit B hereto (the "Conveyance").

Section 3.2 DEFINITION OF DEFENSIBLE TITLE.

         As used in this Agreement, the term "DEFENSIBLE TITLE" means that title of Seller which, subject to Permitted Encumbrances:

                  (a) Entitles Seller to receive a share of the oil, gas and other associated minerals produced, saved and marketed from any Unit or Well (after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of oil and gas) (a "NET REVENUE INTEREST"), of not less than the "Net Revenue Interest" share shown in Exhibit A-1 for such Unit or Well, except decreases in connection with those operations permitted under Section 7.5 in which Seller may after the Effective Time be a non-consenting party, decreases resulting from the establishment or amendment after the Effective Time of pools or units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries and except as stated in such Exhibit A-1;

                  (b) Obligates Seller to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, any Unit or Well not greater than the "working interest" shown in Exhibit A-1 without increase except as stated in Exhibit A-1 and except increases resulting from contribution requirements with respect to defaulting parties under applicable operating agreements and increases that are accompanied by at least a proportionate increase in Seller's net revenue interest;

                  (c) Is free and clear of liens and encumbrances; and

         As used in this Agreement, the term "TITLE BENEFIT" shall mean any right, circumstance or condition that operates to increase the Net Revenue Interest of Seller in any Units or Wells above that shown on Exhibit A-1, without causing a greater than proportionate increase in Seller's working interest above that shown in Exhibit A-1.

Section 3.3 DEFINITION OF PERMITTED ENCUMBRANCES.

         As used herein, the term "PERMITTED ENCUMBRANCES" means any or all of the following:

                  (a) Royalties, nonparticipating royalty interests, net profits interests and any overriding royalties, reversionary interests and other burdens to the extent that they do not, individually or in the aggregate, reduce Seller's Net Revenue Interest below that shown in Exhibit A-1 on any specific Unit, Well or Farmout Agreement;

                  (b) All leases, unit agreements, pooling agreements, operating agreements, production sales contracts, division orders and other contracts, agreements and instruments applicable to the Assets, to the extent that they do not, individually or in the aggregate: (i) reduce Seller's Net Revenue Interest below that shown in Exhibit A-1 and (ii) materially detract from the value of or materially interfere with the use or ownership of the Assets;

                  (c) Subject to compliance with Section 3.5, preferential rights to purchase the Assets limited to those shown on Schedule 3.3(c) attached hereto;

                  (d) Third-party consent requirements and similar restrictions with respect to which waivers or consents are obtained by Seller from the appropriate parties prior to the Closing Date or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;

                  (e) Liens for current Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions, such contested actions being reflected in Schedule 3.3(e);

                  (f) Materialman's, mechanic's, repairman's, employee's, contractor's, operator's and other similar lien rights for liens, not yet recorded, or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by law), or if delinquent, being contested in good faith by appropriate actions, such contested actions being reflected in Schedule 3.3(f). A recorded lien shall not be a "Permitted Encumbrance";

                  (g) All rights to consent, required notices to, filings with, or other actions by Governmental Bodies in connection with the sale or conveyance of the Assets if they are not required prior to the sale or conveyance or are of a type customarily obtained after Closing;

                  (h) Rights of reassignment arising upon final intention to abandon or release all or any part of the Assets;

                  (i) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations to the extent that they do not, individually or in the aggregate: (i) reduce Seller's Net Revenue Interest below that shown in Exhibit A-1 or increase Seller's working interest above that shown in Exhibit A-1 without a corresponding increase in Net Revenue Interest and (ii) materially detract from the value of or materially interfere with the use or ownership of the Assets;

                  (j) Calls on production under existing Contracts;

                  (k) All rights reserved to or vested in any Governmental Body to control or regulate any of the Assets in any manner and all obligations and duties under all applicable laws, rules and orders of any such Governmental Body or under any franchise, grant, license or permit issued by any such Governmental Body;

                  (l) Any encumbrance on or affecting the Assets which is expressly assumed, bonded or paid by Purchaser at or prior to Closing or which is discharged by Seller at or prior to Closing;

                  (m) Any matters shown on Exhibit A-1; and

                  (n)   Other   liens,   charges,   encumbrances,   defects   or
         irregularities which do not materially impair the title of any Properties, Leases, Units, Wells, wellbores or Farmout Agreements, or materially interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned), which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties, and which do not reduce Seller's Net Revenue Interest below that shown in Exhibit A-1.

Section 3.4 NOTICE OF TITLE DEFECTS AND DEFECT ADJUSTMENTS.

         (a) To assert a Title Defect, Purchaser must deliver claim notices to Seller (each a "TITLE DEFECT NOTICE") on or before five (5) days before the Closing Date (the "TITLE CLAIM DATE"), except as otherwise provided under Sections 3.5 or 3.6. Each Title Defect Notice shall be in writing and shall include (i) a description of the alleged Title Defect(s), (ii) the Units, Wells or Farmout Agreement affected by the Title Defect (each a "TITLE DEFECT
PROPERTY"), (iii) the Allocated Values of each Title Defect Property, (iv) supporting documents reasonably necessary for Seller (as well as any title attorney or examiner hired by Seller) to verify the existence of the alleged Title Defect(s) and (v) the amount by which Purchaser reasonably believes the Allocated Values of each Title Defect Property are reduced by the alleged Title Defect(s) and the computations and information upon which Purchaser's belief is based. Purchaser shall be deemed to have waived all Title Defects of which Seller has not been given notice on or before the Title Claim Date. The failure of a Title Defect Notice to contain item nos. 3.4 (a) (i) through (v) shall render such notice ineffective.

         (b) Seller shall have the right, but not the obligation, to deliver to Purchaser on or before the Title Claim Date with respect to each Title Benefit a written notice (a "TITLE BENEFIT NOTICE") including (i) a description of the Title Benefit(s), (ii) the Units or Wells affected by the Title Benefit (each a "TITLE BENEFIT PROPERTY"), (iii) the Allocated Values of the Title Benefit Property, (iv) supporting documents reasonably necessary for Purchaser (as well as any title attorney or examiner hired by Purchaser) to verify the existence of the alleged Title Benefit(s) and (v) the amount by which the Seller reasonably believes the Allocated Value of those Units or Wells is increased by the Title Benefit, and the computations and information upon which Seller's belief is based. Seller shall be deemed to have waived all Title Benefits of which it has not given notice on or before the Title Claim Date. The failure of a Title Benefit Notice to contain item nos. 3.4(b) (i) through (v) shall render such notice ineffective.

         (c) Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure or remove on or before thirty (30) days after the Closing Date (the "CURE PERIOD"), unless the parties otherwise agree, any Title Defects of which it has been advised by Purchaser. No reduction shall be made in the Purchase Price with respect to a Title Defect for purposes of Closing if Seller has provided notice at least three (3) days prior to the Closing Date of Seller's intent to attempt to cure the Title Defect. If the Title Defect is not cured as agreed by Seller and Purchaser or if Seller and Purchaser cannot agree, and it is determined by a Title Arbitrator (as defined in Section 3.4(h)) that such Title Defect is not cured at the end of the Cure Period, the adjustment required under this Article 3 shall be made pursuant to Section 9.4(b). Seller's election to attempt to cure a Title Defect shall not constitute a waiver of Seller's right to dispute the existence, nature or value of, or cost to cure, the Title Defect. If Seller elects to cure or remove a Title Defect under this
Section 3.4(c), a portion of the Purchase Price equal to Seller's good faith estimate of the Title Defect Amount of such Title Defect shall be paid by Purchaser at Closing into a mutually agreed escrow account and shall not be distributed to Purchaser or Seller until (i) such Title Defect is cured or removed, in which event such portion of the Purchase Price shall be promptly released to Seller, or (ii) such Title Defect and its respective Title Defect Amount is otherwise resolved by separate written agreement of the parties hereto or in accordance with Section 3.4(h), in which event such portion of the Purchase Price shall be promptly released in accordance with such agreement or the resolution made under Section 3.4(h).

         (d) Remedies for Title Defects.

         (1) In the event that (i) any Title Defect is not waived by Purchaser on or before Closing or (ii) Seller has not provided notice to Purchaser at least three (3) days prior to the Closing Date of Seller's intent to attempt to cure a given Title Defect and escrow a portion of the Purchase Price as determined in accordance with Section 3.4(c), Seller shall, at its sole election, elect to:

                           (a) reduce  the  Purchase  Price by an amount  agreed
                  upon ("TITLE DEFECT AMOUNT") pursuant to Section 3.4(f) or 3.4(h) by Purchaser and Seller as being the value of such Title Defect, taking into consideration the Allocated Value of the Property subject to such Title Defect, the portion of the Property subject to such Title Defect and the legal effect of such Title Defect on the Property affected thereby; provided, however, that if such Title Defect is the result of a discovery by Purchaser that Seller owned, as of the Effective Time, a Net Revenue Interest in a Property that is less than the Net Revenue Interest set forth on Exhibit A-1, then Purchaser and Seller agree that the proportion of reduction to the Purchase Price shall be equal to the product of the Allocated Value of such Property and the percentage reduction in such Net Revenue Interest as a result of such Title Defect; or

                           (b) retain the Property that is associated  with such
                  Title Defect, in which event the Purchase Price shall be reduced by an amount equal to the entire Allocated Value of such Property.

         (2) Notwithstanding any provision of Section 3.4(d)(1) to the contrary, if the aggregate amount of the Title Defect Amounts of the uncured Title Defects noticed by Purchaser in the Title Defect Notice exceeds 15% of the Purchase Price, Purchaser or Seller may, in its sole discretion, terminate this Agreement upon furnishing to the other party prior written notice and demand, in which event Purchaser shall receive a return of the Deposit in accordance with Section 10.3(c).

         (e) With respect to each Unit or Well affected by Title Benefits reported under Section 3.4(b), the Purchase Price shall be increased by an amount (the "TITLE BENEFIT AMOUNT") equal to the increase in the Allocated Value for such Unit or Well caused by such Title Benefit(s), as determined pursuant to
Section 3.4(g); provided, however, that in no event will the aggregate adjustments to the Purchase Price as a result of Title Benefits exceed the aggregate adjustments to the Purchase Price due to Title Defects.

         (f) The Title Defect Amount resulting from a Title Defect shall be determined as follows:

                  (a) if Purchaser and Seller agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

                  (b) if the Title Defect is a lien, encumbrance or other charge which is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

                  (c) if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest or percentage ownership stated on Exhibit A-1, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Revenue Interest or percentage ownership decrease and the denominator of which is the Net Revenue Interest or percentage ownership stated on Exhibit A-1;

                  (d) if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the Title Defect Property of a type not described in subsections (i),
                  (ii) or (iii) above, then the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Purchaser and Seller and such other factors as are necessary to make a proper evaluation;

                  (e) if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest or percentage stated on Exhibit A-1, and an obligation, encumbrance, burden or charge upon or other defect in title to the Title Defect Property, then the Title Defect Amount shall be determined by applying both of subsections (iii) and (iv) to such Title Defect, without duplication; and

                  (f) notwithstanding anything to the contrary in this Article 3, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of the Title Defect Property.

         (g) The Title Benefit Amount for any Title Benefit shall be the product of the Allocated Value of the affected Unit or Well multiplied by a fraction, the numerator of which is the Net Revenue Interest increase and the denominator of which is the Net Revenue Interest stated on Exhibit A-1.

         (h) In the event Seller elects to proceed under Section 3.4(d)(1)(a), Seller and Purchaser shall attempt to agree on all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts three (3) days prior to Closing. If Seller and Purchaser are unable to agree by that date, then subject to Section 3.4(c), Seller's good faith estimate of all such Title Defect Amounts and Title Benefit Amounts shall be used to determine the Closing Payment pursuant to Section 9.4(a), and the Title Defect Amounts and Title Benefit Amounts in dispute shall be exclusively and finally resolved by mediation pursuant to this Section 3.4(h). Likewise, if Seller has provided notice at least three (3) days prior to the Closing Date of Seller's intent to attempt to cure the Title Defect and by the end of the Cure Period, Seller and Purchaser have been unable to agree upon whether any Title Defects have been cured, or Seller has failed to cure any Title Defects which it provided notice that it would attempt to cure and Seller and Purchaser have been unable to agree on the Title Defect Amounts for such Title Defects or Title Benefit Amounts offsetting such Title Defects, the cure and/or Title Defect Amounts and Title Benefit Amounts in dispute shall be exclusively and finally resolved by mediation pursuant to this Section 3.4(h). The parties agree that there shall be chosen a single mediator, who shall be a title attorney with at least ten (10) years' experience in oil and gas titles in the State of Wyoming as selected by mutual agreement of Purchaser and Seller within fifteen (15) days after the end of the Cure Period. Absent such agreement, the mediator shall be selected from Judicial Arbiter Group (the "TITLE ARBITRATOR"). The proceeding shall be held in Denver, Wyoming to the extent such rules do not conflict with the terms of this Section. The Title Arbitrator's determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon both parties, without right of appeal. In making his determination, the Title Arbitrator shall be bound by the rules set forth in Sections 3.4(e), 3.4(f) and 3.4(g) and may consider such other matters as in the opinion of the Title Arbitrator are necessary or helpful to make a proper determination. Additionally, the Title Arbitrator may consult with and engage disinterested third parties to advise the arbitrator, including without limitation petroleum engineers. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defects, Title Benefits, Title Defect

Amounts and Title Benefit Amounts submitted by either party and may not award damages, interest or penalties to either party with respect to any matter. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Each party shall bear one-half of the costs and expenses of the Title Arbitrator.

         (i) Notwithstanding anything herein to the contrary, (y) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for individual Title Defects that do not exceed Ten Thousand and No/100 Dollars ($10,000.00); and (z) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for Title Defects unless the amount of all Title Defect Amounts for Title Defects covered by
Section 3.4(d)(1)(a), in the aggregate exceeds a deductible in an amount equal to one and one-half percent (1.5%) of the Purchase Price, after which point Purchaser shall be entitled to adjustments to the Purchase Price or other remedies with respect to all Title Defects in excess of such deductible, subject to clause (y) of this Section 3.4(i). The provisions of this Section 3.4(i) shall not apply to Title Defects relating to consent to assignment and preferential rights to purchase which shall be handled or treated under Section 3.5(a) and 3.5(b) hereinbelow.

Section 3.5 CONSENTS TO ASSIGNMENT AND PREFERENTIAL RIGHTS TO PURCHASE.

         Seller shall use reasonable efforts to promptly prepare and send (i) notices to the holders of any required consents to assignment of any Assets requesting such consents and (ii) notices to the holders of any applicable preferential rights to purchase any Asset requesting waivers of such preferential rights to purchase, in each case of which Seller has knowledge. The consideration payable under this Agreement for any particular Assets for purposes of preferential purchase right notices shall be the Allocated Value for such Assets. Seller shall use commercially reasonable efforts to cause such consents and waivers of preferential rights to purchase (or the exercise thereof) to be obtained and delivered prior to Closing. Purchaser shall cooperate with Seller in seeking to obtain such consents and waivers of preferential rights. Notwithstanding anything contained herein to the contrary, Seller shall have no liability for failure to either send or obtain such notices.

                  (a) Seller shall notify Purchaser in writing at least five (5) Business Days prior to Closing of all required third-party consents to the assignment of the Assets to Purchaser which have not been obtained and the Assets to which they pertain. In no event shall there be included in the Conveyances at Closing any Asset subject to a consent requirement that provides that transfer of the Asset without consent will result in a termination or other material impairment of any rights in relation to such Asset. In cases where the Asset subject to such a requirement is a Contract and Purchaser is assigned the Properties to which the Contract relates, but the Contract is not transferred to Purchaser due to the unwaived consent requirement, Seller shall continue after Closing to use commercially reasonable efforts to obtain such consent so that such Contract can be transferred to Purchaser upon receipt of such consent. In cases where the Asset subject to such a requirement is a Property and the third-party consent to the sale and transfer of the Property is not obtained prior to the Closing Date, Purchaser may elect to treat the unsatisfied consent requirement as a Title Defect by giving Seller notice thereof in accordance with Section 3.4(a), except that such notice must be given at least one (1) Business Day prior to the Closing Date. If an unsatisfied consent requirement with respect to which a Purchase Price adjustment is made under Section
         3.4 is subsequently satisfied prior to the date of the final adjustment to the Purchase Price under Section 9.4(b), Seller shall be paid the amount of the previous reduction in the Purchase Price and the provisions of this Section 3.5 shall no longer apply.

                  (b) If any preferential rights to purchase any Properties are exercised prior to Closing, those Properties transferred to a third party as a result of the exercise of such preferential rights shall be treated as if subject to a Title Defect resulting in the complete loss of title and the Purchase Price shall be reduced under Section 2.2(b) by the Allocated Value for such Property. Seller shall retain the consideration paid by the third party; provided, however, the Allocated Value for such Property may not be used in meeting the deductible provided for in Section 3.4(i) above.

Section 3.6 CASUALTY OR CONDEMNATION LOSS.

         (a) Subject to the provisions of Sections 8.1(e) and 8.2(e) hereof, if, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain, and the loss as a result of such individual casualty or taking exceeds Fifty Thousand and No/100 Dollars ($50,000.00), Seller shall elect by written notice to Purchaser prior to Closing either (i) to cause the Assets affected by any casualty or taking to be repaired or restored prior to Closing to at least its condition prior to such casualty, at Seller's sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date), or (ii) unless such casualty or taking is waived by Purchaser, to exclude the affected Property from the Assets and reduce the Purchase Price by the Allocated Value thereof. In each case, Seller shall retain all rights to insurance and other claims against third parties with respect to the casualty or taking except to the extent the parties otherwise agree in writing.

         (b) Notwithstanding anything to the contrary in this Section 3.6, the Casualty or Condemnation Loss upon any Property shall not exceed the Allocated Value of the Property.

Section 3.7 LIMITATIONS ON APPLICABILITY.

         The rights of Purchaser under Section 3.1 shall terminate as of the Title Claim Date and shall have no further force and effect thereafter, provided there shall be no termination of Purchaser's or Seller's rights under Section
3.4 with respect to any bona fide Title Defect properly reported in a Title Defect Notice or bona fide Title Benefit properly reported in a Title Benefit Notice on or before the Title Claim Date. This Article 3 and the covenant set forth in Section 7.9 shall, to the fullest extent permitted by applicable Law, be the exclusive right and remedy of Purchaser with respect to title to the Assets. Except as provided in this Article 3 and in Section 7.9, Purchaser releases, remises and forever discharges Seller and its Affiliates and all such parties' members, managers, stockholders, officers, directors, employees, agents, attorneys, advisors and representatives from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, liabilities, interest or causes of action whatsoever, in law or in equity, known or unknown, which Purchaser might now or subsequently may have, based on, relating to or arising out of, any Title Defect or other deficiency in title to any Asset.

                                   ARTICLE 4

                              ENVIRONMENTAL MATTERS

Section 4.1 ASSESSMENT.

         Subject to the limitations set forth herein and in Section 7.1, Purchaser may, at its option, cause a Phase I environmental assessment (the "ASSESSMENT") of all or any portion of the Assets to be conducted by a reputable environmental consulting or engineering firm approved in advance in writing by Seller ("the ENVIRONMENTAL CONSULTANT") and Purchaser or such Environmental Consultant may conduct visual inspections, record reviews, and interviews relating to the Properties, including their condition and their compliance with Environmental Laws. The Assessment shall be conducted at the sole risk, cost and expense of Purchaser, and all of Purchaser's and the Environmental Consultant's activity conducted under this Section (including the Phase I Investigation) and
Section 7.1 shall be subject to the indemnity provisions of Section 7.6. Purchaser's right of access shall not entitle Purchaser to operate Equipment or conduct testing or sampling without Seller's prior consent. Seller has the right to be present during any Phase I Investigation. Purchaser shall coordinate its Phase I Investigation with Seller to minimize any inconvenience to or interruption of the conduct of business by Seller. Purchaser shall abide by Seller's, and any third party operator's, safety rules, regulations and operating policies while conducting its due diligence evaluation of the Assets including the Phase I Investigation. Upon Seller's request, Purchaser agrees to promptly provide, but not later than the Environmental Claim Date, copies of all reports, results, and other documentation and data prepared or compiled by Purchaser and/or any of its representatives or agents in connection with the Phase I Investigation. Seller shall not be deemed by its receipt of said documents or otherwise to have made any representation or warranty, expressed, implied or statutory, as to the condition of the Assets or the accuracy of said documents or the information contained therein.

Section 4.2 NORM.

         Purchaser acknowledges the following:

                  (a) The Assets have been used for exploration, development, and production of oil and gas and that there may be petroleum, produced water, wastes, or other materials located on or under the Properties or associated with the Assets.

                  (b) Equipment and sites included in the Assets may contain asbestos, hazardous substances, or NORM.

                  (c) NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms.

                  (d) The wells, materials, and equipment located on the Properties or included in the Assets may contain NORM and other wastes or hazardous substances.

                  (e) NORM containing material and other wastes or hazardous substances may have come in contact with the soil.

                  (f) Special  procedures  may be required for the  remediation,
         removal,  transportation,   or  disposal  of  soil,  wastes,  asbestos,
         hazardous substances, and NORM from the Assets.

Section 4.3 NOTICE OF VIOLATIONS OF ENVIRONMENTAL LAWS.

         Purchaser shall deliver claim notices to Seller in writing ("ENVIRONMENTAL DEFECT NOTICE"), on or before five (5) days prior to the Closing Date (the "ENVIRONMENTAL CLAIM DATE"), of any environmental matters disclosed by the Assessment that Purchaser reasonably believes in good faith may constitute Environmental Liabilities for which the Lowest Cost Response to address the condition exceeds Ten Thousand and No/100 Dollars ($10,000.00), including in the Environmental Defect Notice (i) a reasonably detailed description of the specific matter that is an alleged violation of Environmental Laws; (ii) the Units, Wells or associated Assets affected; (iii) an estimate of the Lowest Cost Response to eliminate the alleged Environmental Defect in question; and (iv) supporting documents reasonably necessary for Seller (as well as any consultant, inspector or expert hired by Seller) to verify the existence of the facts alleged in the Environmental Defect Notice. For purposes of this Agreement, the term violation of Environmental Laws shall mean, as to any given Asset, the violation of or failure to meet specific objective requirements or standards that are clearly applicable to such Asset under applicable Environmental Laws where such requirements or standards are in effect as of the Effective Time. The term does not include good or desirable operating practices or standards that may be employed or adopted by other oil or gas well operators or recommended by a Governmental Authority.

Section 4.4 REMEDIES FOR VIOLATIONS OF ENVIRONMENTAL LAWS.

         (a) If Seller confirms to its reasonable satisfaction that any matter described in an Environmental Defect Notice delivered pursuant to Section 4.3, constitutes a violation of Environmental Laws for which the Lowest Cost Response to address the condition exceeds Ten Thousand and No/100 Dollars ($10,000.00), then Seller shall, at its sole election, elect to:

         (i) reduce the Purchase Price by an amount agreed upon in writing by Purchaser and Seller as being a reasonable estimate of the cost of curing such violation of Environmental Laws;

         (ii) retain the Property that is associated with such Environmental Defect Notice, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Property;

         (iii) perform or cause to be performed prior to Closing, at the sole cost and expense of Seller, such operations as may be necessary to cure such Environmental Defect Notice; or

         (iv) enter into an agreement with Purchaser whereby Seller will as soon as reasonably practicable after Closing, at the sole cost and expense of Seller, perform or cause to be performed such operations as may be necessary to cure such Environmental Defect Notice.

         In the event Seller elects to proceed under Section 4.4(a) and Purchaser and Seller have failed to agree by Closing on the reduction to the Purchase Price (which agreement Seller and Purchaser shall use good faith efforts to reach), Seller shall then proceed with respect to such matter under any of Sections 4.4(a)(ii), (iii), or (iv). In the event that Seller elects to proceed under Section 4.4(a)(iv) and Purchaser and Seller have failed to agree by Closing on the terms of the agreement contemplated thereby (which agreement Seller and Purchaser shall use good faith efforts to reach), Seller shall then proceed with respect to such matter under any of Sections 4.4(a)(ii) or (iii).

         Notwithstanding anything herein to the contrary (other than Section 4.4(b)), (i) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for individual Environmental Liabilities that do not exceed Ten Thousand and No/100 Dollars ($10,000.00) and (ii) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for Environmental Liabilities unless the amount of all such Environmental Liabilities covered by Section 4.4(a), in the aggregate, exceeds a deductible in an amount equal to one and one-half percent (1.5%) of the Purchase Price (the "ENVIRONMENTAL DEDUCTIBLE"), after which point Purchaser shall be entitled to adjustments to the Purchase Price or other remedies with respect to Environmental Liabilities in excess of such Environmental Deductible, subject to clause (i) of this paragraph. The provisions of this paragraph shall not apply to any Property retained by Seller in accordance with Section 4.4(a)(ii) hereinabove.

         (b) Notwithstanding any provision of Section 4.4(a) to the contrary, if the sum of the Lowest Cost Responses for all Environmental Defects noticed by Purchaser under Section 4.3 exceeds 15% of the Purchase Price, then either Purchaser or Seller may in its sole discretion terminate this Agreement upon furnishing to the other party prior written notice and demand, in which event Purchaser shall receive a return of the Deposit in accordance with Section 10.3(c).

         Notwithstanding anything to the contrary in this Article 4, the Environmental Liability or Lowest Cost Response (or the corresponding adjustment to the Purchase Price on account thereof) for a Property shall not exceed the Allocated Value of the Property.

Section 4.5 LIMITATIONS.

         Notwithstanding  anything  to the  contrary  in  this  Agreement,  this
Article 4 is intended to be the sole and exclusive remedy that Purchaser Indemnitees shall have against Seller Indemnitees with respect to any matter or circumstance relating to Environmental Laws, the release of materials into the environment or protection of the environment or health. Except to the limited extent necessary to enforce the terms of this Article 4, Purchaser (on behalf of itself and each of the other Purchaser Indemnitees) hereby releases and discharges any and all claims at law or in equity, known or unknown, whether now existing or arising in the future, contingent or otherwise, against the Seller Indemnitees with respect to any matter or circumstance relating to Environmental Laws, the release of materials into the environment or protection of the environment or health EVEN IF SUCH CLAIMS OR DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT, EXCLUDING GROSS

NEGLIGENCE OR WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER INDEMNITEES. Purchaser acknowledges that Seller has not made and will not make any representation or warranty regarding any matter or circumstance relating to Environmental Laws, the release of materials into the environment or protection of the environment or health, and that nothing in Article 5 or otherwise shall be construed as such a representation or warranty.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Section 5.1 DISCLAIMERS.

         (a) Except as and to the extent expressly set forth in Articles 3, 5 and 7 of this Agreement or Schedules hereto or in the certificate of Seller to be delivered pursuant to Section 9.2(d) or in the Conveyance instruments to be delivered by Seller to Purchaser hereunder, with respect to the Assets and the transactions contemplated hereby (i) SELLER MAKES NO COVENANTS, REPRESENTATIONS OR WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, AND (ii) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY COVENANT, REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO PURCHASER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO PURCHASER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF ITS AFFILIATES).

         (b)  EXCEPT AS AND TO THE  EXTENT  EXPRESSLY  SET FORTH IN  ARTICLE  3,
ARTICLE 5 OR ARTICLE 7 OR IN THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(d), WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY COVENANT, REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS OR IMPLIED, AS TO (i) TITLE TO ANY OF THE ASSETS, (ii) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (iii) THE QUANTITY, QUALITY OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (iv) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (v) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, (vi) ANY ESTIMATES OF OPERATING COSTS AND CAPITAL REQUIREMENTS FOR ANY WELL, OPERATION, OR PROJECT, (vii) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS,
(viii) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (ix) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO

PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY COVENANT, REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT PURCHASER SHALL BE DEEMED TO BE OBTAINING THE ASSETS, INCLUDING THE EQUIPMENT AND PIPELINES, IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE, OR (ix) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.

         (c) Any representation "to the knowledge of Seller" or "to Seller's knowledge" is limited to matters within the actual knowledge of Tom Graves and Tom Schaefer. "ACTUAL KNOWLEDGE" for purposes of this Agreement means information actually personally known.

         (d) Inclusion of a matter on a Schedule to a representation or warranty which addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Material Adverse Effect. Matters may be disclosed on a Schedule to this Agreement for purposes of information only.

         (e) Subject to the foregoing provisions of this Section 5.1, and the other terms and conditions of this Agreement, Seller represents and warrants to Purchaser the matters set out in Sections 5.2 through 5.20.

Section 5.2 EXISTENCE AND QUALIFICATION.

         Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming and is duly qualified to do business as a foreign limited liability company where the Assets are located, except where the failure to so qualify would not have a Material Adverse Effect.

Section 5.3 POWER.

         Seller has the requisite power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement.

Section 5.4 AUTHORIZATION AND ENFORCEABILITY.

         The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Seller and its security holders. This Agreement has been duly executed and delivered by Seller (and all documents required hereunder to be executed and delivered by Seller at Closing will be duly executed and delivered by Seller) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.5 NO CONFLICTS.

         The execution, delivery and performance of this Agreement by Seller, and the transactions contemplated by this Agreement will not (i) violate any provision of the limited liability company agreement of Seller, (ii) result in default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Seller is a party or which affect the Assets, (iii) violate any judgment, order, ruling, or decree applicable to Seller as a party in interest, (iv) violate any Laws applicable to Seller or any of the Assets (except for rights to consent by, required notices to, and filings with or other actions by Governmental Bodies where the same are not required prior to the assignment of oil and gas interests), or (v) require any filing with, notification of or consent, approval or authorization of any Governmental Body, except any matters described in clauses (ii), (iii), (iv) or
(v) above which would not have a Material Adverse Effect, and except for the matters or consents referenced in Schedule 5.15.

Section 5.6 LIABILITY FOR BROKERS' FEES.

         Purchaser shall assume any responsibility, liability or expense, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 5.7 LITIGATION.

         Except as set forth in Schedule 5.7, no written claim, written demand, written filing or investigation, proceeding, action, suit, or other legal proceeding of any kind or nature by or before any Governmental Body or arbitrator (including any take-or-pay claims) has been received by Seller or, to Seller's knowledge, is threatened or pending with respect to the Assets.

Section 5.8 TAXES AND ASSESSMENTS.

         With respect to all Taxes related to the Assets, Seller warrants and represents (a) all reports, returns, statements (including estimated reports, returns or statements), and other similar filings (the "TAX RETURNS") relating to the Assets required to be filed on or before the Closing Date by Seller with respect to any Taxes have been or will be timely filed with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and (b) such Tax Returns are true and correct in all material respects, and all Taxes reported on such Tax Returns have been paid.

         With respect to all Taxes related to the Assets, except as set forth on
Schedule 5.8, Seller further warrants and represents (a) there are not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (b) there are no administrative proceedings or lawsuits pending against the Assets or Seller by any taxing authority; and (c) there are no Tax liens on any of the Assets except for liens for Taxes not yet due.

Section 5.9 OUTSTANDING CAPITAL COMMITMENTS.

         As of the date of this Agreement, there is no single outstanding authority for expenditure which is binding on the Assets the value of which Seller reasonably anticipates exceeds Fifty Thousand and No/00 Dollars ($50,000.00), to the Seller's interests participating in the operation covered by such authority for expenditure, other than those shown on Schedule 5.9 hereto.

Section 5.10 COMPLIANCE WITH LAWS.

         Except as disclosed on Schedule 5.10, to the knowledge of Seller, the Assets are, and operation of the Assets has been and currently is in substantial compliance with the provisions and requirements of all Laws of all Governmental Bodies having jurisdiction with respect to the Assets, or the ownership, operation, development, maintenance, or use of any thereof.

Section 5.11 CONTRACTS.

         Except as disclosed on Schedule 5.11(a), Seller has paid its share of all costs (including without limitation Property Costs) payable by it under the Leases and Contracts, except those being contested in good faith and identified on Schedule 5.11(a). Seller is not and, to Seller's knowledge, no other party is, in default under any Contract except as disclosed on Schedule 5.11(a) and except such defaults as would not, individually or the aggregate, have a Material Adverse Effect. Schedule 5.11(b) sets forth all of the following Contracts included in the Assets or to which any of the Assets will be bound as of the Closing: (i) any agreement with any Affiliate; (ii) any agreement or contract for the sale, exchange, or other disposition of Hydrocarbons produced from or attributable to Seller's interest in the Assets that is not cancelable without penalty or other material payment on not more than thirty (30) days prior written notice; (iii) any agreement of or binding upon Seller to sell, lease, farmout, or otherwise dispose of any interest in any of the Assets after the Effective Time, other than conventional rights of reassignment arising in connection with Seller's surrender or release of any of the Assets; (iv) any tax partnership agreement of or binding upon Seller affecting any of the Assets (v) any agreement which can reasonably be expected to generate gross revenue per year for the owner of the Assets in excess of Fifty Thousand and No/00 Dollars ($50,000.00); and (vi) any agreement which can reasonably be expected to require expenditures per year chargeable to the owner of the Assets in excess of Fifty Thousand and No/00 Dollars ($50,000.00).

Section 5.12 PAYMENTS FOR PRODUCTION.

         Except as set forth on Schedule 5.12, Seller is not obligated under any contract or agreement containing a take-or-pay, advance payment, prepayment, or similar provision, or under any gathering, transmission, or any other contract or agreement with respect to any of the Assets to sell, gather, deliver, process, or transport any gas without then or thereafter receiving full payment therefore.

Section 5.13 GOVERNMENTAL AUTHORIZATIONS.

         Except as disclosed on Schedule 5.13, to the knowledge of Seller, Seller has obtained and is maintaining all federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefore (the "GOVERNMENTAL AUTHORIZATIONS") that are presently necessary or required for the operation of the Seller Operated Assets as currently operated (including, but not limited to, those required under Environmental Laws), the loss of which would have a Material Adverse Effect. Except as disclosed in
Schedule 5.7 or Schedule 5.13 and except as would not have a Material Adverse Effect, (i) Seller has operated the Seller Operated Assets in accordance with the conditions and provisions of such Governmental Authorizations, and (ii) no notices of violation have been received by Seller, and no proceedings are pending or, to Seller's knowledge, threatened in writing that might result in any modification, revocation, termination or suspension of any such Governmental Authorizations or which would require any corrective or remediation action by Seller.

Section 5.14 CONSENTS AND PREFERENTIAL PURCHASE RIGHTS.

         None of the Assets, or any portion thereof, is subject to any (i) preferential rights to purchase, (ii) or restrictions on assignment or required third-party consents to assignment that if not obtained would result in a termination of Seller's title to such Asset or (iii) to the best of Seller's knowledge, other third-party consents to assignment, which may be applicable to the transactions contemplated by this Agreement, except for (x) governmental consents and approvals of assignments that are customarily obtained after Closing, and (y) preferential rights, consents and restrictions as are set forth on Schedule 5.14.

Section 5.15 EQUIPMENT.

         The Equipment has been maintained in an adequate manner for the normal operation of the Assets consistent with current practices.

Section 5.16 PAYOUT BALANCES.

         Schedule 5.16 contains a complete and accurate list of the status of any "payout" balance, as of the Effective Time, for the Wells and Units subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms).

Section 5.17 CONDEMNATION.

         To Seller's knowledge, there is no actual or threatened taking (whether permanent, temporary, whole or partial) of any part of the Properties by reason of condemnation or the threat of condemnation.

Section 5.18 BANKRUPTCY.

         There  are  no  bankruptcy,   reorganization,  or  similar  arrangement
proceedings pending, being contemplated by or, to Seller's knowledge, threatened against Seller or any Affiliate.

Section 5.19 OWNERSHIP OF CERTAIN PROPERTY.

         Except as listed or described on Schedule 5.19 and for assets since sold in the ordinary course of business and for the Properties, which is the subject of Article 3, Seller owns all tangible assets purported to be included in the Assets, free and clear of all liens and encumbrances.

Section 5.20 LEASES.

         Except as set forth on Schedule 5.20 with respect to Leases (but only to Seller's knowledge with respect to Leases not operated by Seller):

                  (a) the Leases have been maintained by Seller according to their terms, in compliance with all material agreements contained therein or to which the Leases are subject;

                  (b) to the knowledge of Seller, no other party to any Lease is in breach or default with respect to any of its material obligations thereunder; and

                  (c) there are no provisions in the Leases or under any Contract or Law applicable to the Leases that increase the royalty share of the lessor thereunder.

         Except as set forth in Schedule 5.20, (a) there are no Leases that are subject to a fixed term of duration, and (b) there are no unfulfilled drilling obligations affecting the Leases, other than (i) obligations implied in Law and
(ii) provisions requiring optional drilling as a condition of maintaining or earning all or a portion of the Lease.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller the following:

Section 6.1 EXISTENCE AND QUALIFICATION.

         Purchaser is a Wyoming corporation organized, validly existing and in good standing under the laws of the state of Wyoming, and shall be authorized to do business in the State of Wyoming; as of closing hereunder and Purchaser is duly qualified to do business as a corporation in every jurisdiction in which it is required to qualify in order to conduct its business except where the failure to so qualify would not have a material adverse effect on Purchaser or its properties; and Purchaser is or will be duly qualified to do business as a corporation in the respective jurisdictions where the Assets to be transferred to it are located.

Section 6.2 POWER.

         Purchaser has the requisite power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement.

Section 6.3 AUTHORIZATION AND ENFORCEABILITY.

         The execution, delivery and performance of this Agreement, and the performance of the transaction contemplated hereby, have been duly and validly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and all documents required hereunder to be executed and delivered by Purchaser at Closing will be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.4 NO CONFLICTS.

         The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated by this Agreement will not (i) violate any provision of limited partnership agreement or other constituent documents of Purchaser, (ii) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Purchaser is a party, (iii) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest, or (iv) violate any law, rule or decree applicable to Purchaser or any of its assets, or (v) require any filing with, notification of or consent, approval or authorization of any Governmental Body or authority, except any matters described in clauses (ii), (iii), (iv) or
(v) above which would not have a material adverse affect on Purchaser.

Section 6.5 LIABILITY FOR BROKERS' FEES.

         Seller shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Purchaser, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 6.6 LITIGATION.

         As of the date of the execution of this Agreement, there are no actions, suits or proceedings pending, or to Purchaser's knowledge, threatened in writing before any Governmental Body against Purchaser or any subsidiary of Purchaser which are reasonably likely to impair materially Purchaser's ability to perform its obligations under this Agreement.

Section 6.7 INDEPENDENT INVESTIGATION.

         Purchaser is (or its advisors are) experienced and knowledgeable in the oil and gas business and aware of the risks of that business. Purchaser acknowledges and affirms as of the Closing Date that (i) it has completed its independent investigation, verification, analysis and evaluation of the Assets, and (ii) it has made all such reviews and inspections of the Assets as it has deemed necessary or appropriate.

Section 6.8 LIMITATION.

         PURCHASER ACKNOWLEDGES THAT EXCEPT TO THE EXTENT CONTAINED IN AN EXPRESS REPRESENTATION, WARRANTY OR COVENANT IN ARTICLES 3, 5 AND 7 OF THIS AGREEMENT, THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(d) OR THE CONVEYANCE, SELLER HAS MADE NO COVENANTS, REPRESENTATIONS OR WARRANTIES, WHETHER ORAL OR WRITTEN, AND SELLER DISCLAIMS ALL COVENANTS, REPRESENTATIONS AND WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF INFORMATION OBTAINED BY PURCHASER UNDER THIS SECTION, OR AS TO SELLER'S TITLE TO THE ASSETS, AND IN ENTERING INTO AND PERFORMING THIS AGREEMENT, PURCHASER HAS RELIED AND WILL RELY SOLELY UPON ITS INDEPENDENT INVESTIGATION OF, AND JUDGMENT WITH RESPECT TO, THE ASSETS, THEIR VALUE AND SELLER'S TITLE THERETO AND UPON THOSE COVENANTS, REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLES 3, 5 AND 7 OF THIS AGREEMENT, THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO SECTION 9.2(d) OR THE CONVEYANCE. PURCHASER UNDERSTANDS THAT SELLER MAKES NO COVENANT, REPRESENTATION OR WARRANTY OTHER THAN AS SPECIFICALLY CONTAINED HEREIN WITH REGARD TO THE ASSETS AND THAT IT IS PURCHASING THE ASSETS "WHERE IS" AND "AS IS." FURTHER, SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY CONCERNING THE ACCURACY OR COMPLETENESS OF ANY DOCUMENTS, RECORDS OR OTHER INFORMATION PROVIDED WITH REGARD TO THE ASSETS.

Section 6.9 BANKRUPTCY.

         There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or, to Purchaser's knowledge, threatened against Purchaser.

Section 6.10 QUALIFICATION.

         Purchaser shall be, at Closing, and hereafter shall continue to be, qualified to own and assume operatorship of federal and state oil, gas and mineral leases in all jurisdictions where the Assets to be transferred to it are located, and the consummation of the transactions contemplated in this Agreement will not cause Purchaser to be disqualified as such an owner or operator. To the extent required by the applicable Law, as of the Closing, Purchaser currently has, and will continue to maintain, lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, such state or federal regulations governing the ownership and operation of such leases.

Section 6.11 CONSENTS.

         Except for consents and approvals for the assignment of the Assets to Purchaser that are customarily obtained after the assignment of properties similar to the Assets, there are no consents or other restrictions on assignment that any Purchaser is obligated to obtain or furnish, including, but not limited to, requirements for consents from third parties to any assignment (in each case) that would be applicable in connection with the consummation of the transactions contemplated by this Agreement by Purchaser.

                                   ARTICLE 7

                            COVENANTS OF THE PARTIES

Section 7.1 ACCESS.

         Between the date of execution of this Agreement and continuing until the Closing Date, Seller will give Purchaser and its representatives access to the Assets and up to five days prior to Closing access to and the right to copy, at Purchaser's expense, the Records in Seller's possession, for the purpose of conducting an investigation of the Assets, but only to the extent that Seller may do so without violating any obligations to any third party and to the extent that Seller has authority to grant such access without breaching any restriction binding on Seller. Such access by Purchaser shall be subject to the limitations in Section 4.1 and shall be limited to Seller's normal business hours, and any weekends and after hours requested by Purchaser that can be reasonably accommodated by Seller, and Purchaser's investigation shall be conducted in a manner that minimizes interference with the operation of the Assets. All information obtained by Purchaser and its representatives under this Section shall be subject to the terms of Section 7.6.

Section 7.2 GOVERNMENT REVIEWS.

         Seller and Purchaser shall in a timely manner (a) make all required filings, if any, with and prepare applications to and conduct negotiations with, each governmental agency as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby specifically including but not limited to the HSR Act, (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations, and (c) request early termination or waiver of any applicable waiting period under the HSR Act. Each party shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations.

Section 7.3 NOTIFICATION OF BREACHES.

         Until the Closing,

                  (a) Purchaser shall notify Seller promptly after Purchaser obtains actual knowledge that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Seller prior to or on the Closing Date has not been so performed or observed in any material respect.

                  (b) Seller shall notify Purchaser promptly after Seller obtains actual knowledge that any representation or warranty of Purchaser contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or that any covenant or agreement to be performed or observed by Purchaser prior to or on the Closing Date has not been so performed or observed in a material respect.

         If any of Purchaser's or Seller's representations or warranties is untrue or shall become untrue in any material respect between the date of execution of this Agreement and the Closing Date, or if any of Purchaser's or Seller's covenants or agreements to be performed or observed prior to or on the Closing Date (other than on a specified date) shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall (if curable) be cured by the Closing (or, if the Closing does not occur, by the date set forth in Section 10.1), then such breach shall be considered not to have occurred for all purposes of this Agreement.

Section 7.4 LETTERS-IN-LIEU; ASSIGNMENTS; OPERATORSHIP.

         (a) Seller will execute on the Closing Date letters in lieu of division and transfer orders relating to the Assets on forms prepared by Purchaser and reasonably satisfactory to Seller to reflect the transaction contemplated hereby.

         (b) Seller will prepare and Seller and Purchaser will execute on the Closing Date all assignments necessary to convey to Purchaser all federal or state leases in the proper form customarily used by Purchaser or as prescribed by the applicable governmental body and otherwise acceptable to Purchaser and Seller.

         (c) Seller will assist Purchaser in its efforts to succeed Seller as operator of any Wells included in the Assets. Seller makes no representation and does not warrant or guarantee that Purchaser will succeed in being appointed successor operator. Purchaser shall promptly, following Closing, file all appropriate forms, pit permit transfers and declarations or bonds with federal and state agencies relative to its assumption of operatorship. For all Seller Operated Assets, Seller shall execute and deliver to Purchaser and Purchaser shall promptly file the forms transferring operatorship of such Assets to Purchaser.

Section 7.5 OPERATION OF BUSINESS.

         Except as set forth on Schedule 7.5, until the Closing, Seller (i) will operate its business in the ordinary course, (ii) will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, commit to any operation, or series of related operations, reasonably anticipated by Seller to require future capital expenditures by the owner of the Assets in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) (net to Seller's interest) or make any capital expenditures related to the Assets in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) (net to Seller's interest) except for matters set forth on Schedule 5.9, or terminate, materially amend, execute or extend any material agreements affecting the Assets, (iii) will maintain insurance coverage on the Assets presently furnished by nonaffiliated third parties in the amounts and of the types presently in force,
(iv) will use commercially reasonable efforts to maintain in full force and effect all Leases, (v) will maintain all material governmental permits and approvals affecting the Assets, (vi) will not transfer, farmout, sell, hypothecate, encumber or otherwise dispose of any material Assets except for sales and dispositions of oil and gas production and Equipment made in the ordinary course of business consistent with past practices and (vii) will not commit to do any of the foregoing. Notwithstanding anything contained in this Agreement to the contrary, all proceeds received by Seller prior to Closing from the sale of surplus and inventoried Equipment listed on Schedule 7.5 hereto, shall be the property of Seller, and there shall be no adjustment to the Purchase Price for same. Purchaser's approval of any action restricted by this
Section 7.5 shall be considered granted within ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Seller's written notice) of Seller's notice to Purchaser requesting such consent unless Purchaser notifies Seller to the contrary during that period. In the event of an emergency, Seller may take such action as a prudent operator would take and shall notify Purchaser of such action promptly thereafter.

         Notwithstanding anything to the contrary in this Agreement, Seller shall have no liability to Purchaser for the incorrect payment of delay rentals, royalties, shut-in payment payments or similar payments made during the period from the Effective Time to the Closing Date or for failure to make such payments through mistake or oversight (including Seller's negligence or other fault), however this shall not affect the right of Purchaser to assert Title Defects as provided in Article 3.

         Purchaser acknowledges that Seller may own an undivided interest in certain of the Assets and Purchaser agrees that the acts or omissions of the other working interest owners who are not affiliated with Seller shall not constitute a violation of the provisions of this Article 7 nor shall any action required by a vote of working interest owners constitute such a violation so long as Seller has voted its interest in a manner consistent with the provisions of this Article 7.

Section 7.6 INDEMNITY REGARDING ACCESS.

         Purchaser, on behalf of itself and the Purchaser Indemnitees, agrees to indemnify, defend and hold harmless Seller, Seller Indemnitees, the other owners of interests in the Assets, and all such Persons' stockholders, unit holders, members, officers, directors, managers, employees, agents, advisors and representatives from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys' fees), including claims, liabilities, losses, costs and expenses attributable to personal injuries, death, or property damage, arising out of or relating to access to the Assets by the Purchaser Indemnitees, the Records and other related activities or information prior to the Closing by Purchaser, its Affiliates, or its or their directors, officers, employees, agents or representatives, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT

LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, EXCLUDING, HOWEVER, ANY CLAIMS, LIABILITIES, LOSSES, COSTS OR EXPENSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.

Section 7.7 CONSENTS AND PREFERENTIAL RIGHTS.

         Should a third party fail to exercise its preferential right to purchase as to any portion of the Assets prior to Closing and the time for exercise or waiver has not yet expired, subject to the remaining provisions of this Section 7.7, such Assets shall be included in the transaction at Closing, such preferential right to purchase shall be Permitted Encumbrances hereunder, and the following procedures shall be applicable. If one or more of the holders of any such preferential right to purchase notifies Seller subsequent to the Closing that it intends to assert its preferential purchase right, Seller shall give notice thereof to Purchaser, whereupon Purchaser shall satisfy all such preferential purchaser right obligations of Seller to such holders and shall indemnify and hold harmless Seller from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, court costs and reasonable attorney's fees) in connection therewith, and Purchaser shall be entitled to receive (and Seller hereby assigns to Purchaser all of Seller's rights to) all proceeds, received from such holders in connection with such preferential rights to purchase.

         Should any third party bring any suit, action or other proceeding seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby in connection with a claim to enforce preferential rights, the Assets affected by such suit, action or other proceeding shall be excluded from the Assets transferred at Closing and the Purchase Price shall be reduced by the Allocated Value of such excluded Assets. Promptly after the suit, action or other proceeding is dismissed or settled or a judgment is rendered, Seller shall sell to Purchaser and Purchaser shall purchase from Seller all such Assets not being sold to the third party for a purchase price equal to the Allocated Value of such Assets, adjusted as provided in Section 2.2.

Section 7.8 TAX MATTERS.

         (a) Subject to the provisions of Section 12.3, Seller shall be responsible for all ad valorem, property, severance, production, excise and similar Taxes based upon or measured by the ownership or operation of the Assets, the production of Hydrocarbons, or the receipt of proceeds therefrom, for any period prior to the Effective Time, and Purchaser shall be responsible for all such Taxes for any period that begins on or after the Effective Time. The payment to the appropriate Governmental Body of all ad valorem, property, severance, production, excise and similar Taxes required to be paid before the Closing Date shall be made by Seller, and the payment to the appropriate Governmental Body of all ad valorem, property, severance, production, excise and similar taxes required to be paid on or after the Closing Date shall be made by Purchaser. If requested by Purchaser, Seller will assist Purchaser with preparation of all ad valorem and property Tax Returns due on or before December 31, 2010 (including any extensions requested). Seller shall deliver to Purchaser within thirty (30) days of filing copies of all Tax Returns filed by Seller after the Closing Date relating to the Assets and any supporting documentation provided by Seller to taxing authorities.

         (b) Seller shall be responsible for (and shall pay or cause to be paid)
(i) all income taxes resulting from the sale of the Assets hereunder and (ii) all Taxes (other than Taxes addressed by Section 7.8(a)) related to the Assets attributable to any tax period up to and including the Closing Date; and Purchaser shall be responsible for all Taxes (other than Taxes addressed by Section 7.8(a) or Section 7.8(b)(i)) related to the Assets attributable to any tax period after the Closing Date. For purposes of any tax liability by either Seller or Purchaser in this Section 7.8, any such Taxes calculated on a periodic or annual basis shall be pro-rated based on days in such period prior to and after the Closing Date. Seller agrees to pay all taxes for which it is responsible under this Section 7.8 and indemnify Purchaser against liability for the payment of such taxes. Purchaser agrees to pay all taxes for which it is responsible under this Section 7.8 and indemnify Seller against liability for the payment of such taxes. The indemnification under this Section 7.8 shall survive Closing until the expiration of the applicable statute of limitations. The provisions of this Section 7.8 shall not be subject to any of the limitations that apply to the general indemnification provisions in Article 11, and in the event of any conflict between the provisions of this Section 7.8 and any other provision of this Agreement, the provisions of this Section 7.8 shall control.

Section 7.9 SPECIAL WARRANTY OF TITLE.

         From and after Closing, Seller covenants to warrant Defensible Title to the Leases and Units from the lawful claims of third parties arising prior to Closing by, through or under Seller that are not reflected or referred to of record in the counties where the lands covered by the Leases and Units are located or in the materials made available to Purchaser prior to the Title Claim Date; provided, however, that Seller's liability to Purchaser in respect of this
Section 7.9 shall be limited to payment to Purchaser of the Allocated Value of the Lease or Unit affected by the Title Defect asserted in connection with this
Section 7.9 and shall be further limited by the provisions of Section 11.4.

Section 7.10 SUSPENDED PROCEEDS.

         Seller shall transfer and pay to Purchaser (as a post closing adjustment to the Purchase Price) all monies representing the value or proceeds of production removed or sold from the Properties and held by Seller at the time of the Closing for accounts from which payment has been suspended, such monies, net of applicable rights of set off or recoupment, being hereinafter called "SUSPENDED PROCEEDS". Purchaser shall be solely responsible for the proper distribution of such Suspended Proceeds to the party or parties which or who are entitled to receive payment of the same.

Section 7.11 FURTHER ASSURANCES.

         After Closing, Seller and Purchaser each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

                                   ARTICLE 8

                              CONDITIONS TO CLOSING

Section 8.1 CONDITIONS OF SELLER TO CLOSING.

         The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction on or prior to Closing of each of the following conditions:

                  (a) REPRESENTATIONS. The representations and warranties of Purchaser set forth in Article 6 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for such breaches, if any, as would not have a Material Adverse Effect (provided that to the extent such representation or warranty is qualified by its terms by materiality or Material Adverse Effect, such qualification in its terms shall be inapplicable for purposes of this Section and the Material Adverse Effect qualification contained in this Section 8.1 shall apply in lieu thereof);

                  (b) PERFORMANCE. Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

                  (c) PENDING LITIGATION. No suit, action or other proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending before any Governmental Body; provided, however, Closing shall proceed notwithstanding any suits, actions or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby brought by holders of preferential purchase rights seeking to enforce such rights with respect to Assets with aggregate Allocated Values of less than ten percent (10%) of the Purchase Price;

                  (d) DELIVERIES. Purchaser shall have delivered to Seller duly executed counterparts of the Conveyances and the other documents and certificates to be delivered by Purchaser under Section 9.3;

                  (e) TITLE DEFECTS, CASUALTY OR CONDEMNATION AND ENVIRONMENTAL LIABILITIES. The aggregate amount of (i) the aggregate amount of all Title Defect Amounts for Title Defects covered by Section 3.4(d)(1)(a), the aggregate amount of losses from casualties to the Assets and takings of Assets as determined under Section 3.6 (excluding any such losses covered by clauses (i), (ii) of Section 3.6 and the Allocated Value of any Property covered by clause (iii) of Section 3.6) and (iii) the aggregate amount of adjustments to the Purchase Price for Environmental Liabilities covered by Section 4.4(a), shall not exceed an amount equal to fifteen percent (15%) of the Purchase Price;

Section 8.2 CONDITIONS OF PURCHASER TO CLOSING.

         The   obligations   of  Purchaser  to   consummate   the   transactions
contemplated by this Agreement are subject, at the option of Purchaser, to the satisfaction on or prior to Closing of each of the following conditions:

                  (a) REPRESENTATIONS. The representations and warranties of Seller set forth in Article 5 shall be true and correct in all respects (including representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that are made as of or refer to a specified date need only be true and correct on and as of such specified date), except in all cases for such breaches, if any, as would not have a Material Adverse Effect;

                  (b) PERFORMANCE. Seller shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

                  (c) PENDING LITIGATION. No suit, action or other proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending before any Governmental Body; provided, however, Closing shall proceed notwithstanding any suits, actions or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby brought by holders of preferential purchase rights seeking to enforce such rights with respect to Assets with aggregate Allocated Values of less than ten percent (10%) of the Purchase Price;

                  (d) DELIVERIES. Seller shall be ready and able to deliver to Purchaser duly executed counterparts of the Conveyances and the other documents and certificates to be delivered by Seller under Section 9.2;

                  (e) TITLE DEFECTS, CASUALTY OR CONDEMNATION AND ENVIRONMENTAL LIABILITIES. The aggregate amount of (i) the aggregate amount of all Title Defect Amounts for Title Defects covered by Section 3.4(d)(1)(a), as determined under Article 3, (ii) the aggregate amount of losses from casualties to the Assets and takings of Assets as determined under
         Section 3.6 (excluding any such losses covered by clauses (i), (ii) of Section 3.6 and the Allocated Value of any Property covered by clause
         (iii) of Section 3.6) and (iii) the aggregate amount of adjustments to the Purchase Price for Environmental Liabilities covered by Section 4.4(a), shall not exceed an amount equal to fifteen percent (15%) of the Purchase Price, which Purchaser may choose to waive in its sole discretion.

                                    ARTICLE 9

                                     CLOSING

Section 9.1 TIME AND PLACE OF CLOSING.

         (a) Consummation of the purchase and sale transaction as contemplated by this Agreement (the "CLOSING"), shall, unless otherwise agreed to in writing by Purchaser and Seller, take place at the offices of Michael A. Littman, 7609 Ralston Road, Arvada, CO 80004, at 10:00 a.m., local time, on (i) _____ __, 2011 or (ii) if all conditions in Article 8 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the rights of the parties under Article 10. If Closing occurs mid-month, Operatorship of the Properties shall be transferred to Purchaser at the end of the month in which Closing occurs.

         (b) The date on which the Closing occurs is herein referred to as the "CLOSING DATE."

Section 9.2 OBLIGATIONS OF SELLER AT CLOSING.

         At the Closing, upon the terms and subject to the conditions of this Agreement, Seller shall deliver or cause to be delivered to Purchaser, among other things, the following:

                  (a)  Conveyances  of  the  Assets,  in  sufficient   duplicate
         originals to allow recording in all appropriate jurisdictions and offices, duly executed by Seller;

                  (b) assignments, on appropriate forms, of state and of federal leases comprising portions of the Assets, duly executed by Seller;

                  (c) letters-in-lieu of transfer orders covering the Assets or Bills of Sale that are provided by Purchaser pursuant to Section 7.4, duly executed by Seller;

                  (d) a certificate duly executed by an authorized corporate officer of Seller, dated as of Closing, certifying on behalf of Seller that to the best of its knowledge the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(c) have been fulfilled; and

                  (e) an executed statement described in Treasury Regulation ss.1.1445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Code.

Section 9.3 OBLIGATIONS OF PURCHASER AT CLOSING.

         At the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver or cause to be delivered to Seller (or, in the case of (b), to the agreed escrow agent), among other things, the following:

                  (a) a wire transfer of the Closing Payment in same-day funds, less any amount to be paid into escrow under Section 3.4(c);

                  (b) a wire transfer to the mutually agreed escrow agent of any portion of the Closing Payment in same-day funds required to be paid into escrow under Section 3.4(c);

                  (c) acceptance of Conveyance of the Assets, duly executed by Purchaser;

                  (d) letters-in-lieu of transfer orders covering the Assets or Bills of Sale, duly executed by Purchaser; and

                  (e) a certificate by an authorized corporate officer of Purchaser, dated as of Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(c) have been fulfilled.

Section 9.4 CLOSING PAYMENT AND POST-CLOSING PURCHASE PRICE ADJUSTMENTS.

         (a) Not later than three (3) days prior to the Closing Date, Seller shall prepare and deliver to Purchaser, based upon the best information available to Seller, a preliminary settlement statement estimating the Adjusted Purchase Price after giving effect to all Purchase Price adjustments set forth in Section 2.2, the Deposit and any amounts paid into escrow under Section 3.4(c). The estimate delivered in accordance with this Section 9.4(a) shall constitute the dollar amount to be paid by Purchaser to Seller at the Closing (the "CLOSING PAYMENT").

         (b) As soon as reasonably practicable after the Closing but not later than one hundred eighty (180) days following the Closing Date, Seller shall prepare and deliver to Purchaser a statement setting forth the final calculation of the Adjusted Purchase Price and showing the calculation of each adjustment, based, to the extent possible on actual credits, charges, receipts and other items before and after the Effective Time and taking into account all adjustments provided for in this Agreement. Seller shall at Purchaser's request supply reasonable documentation available to support any credit, charge, receipt or other item. As soon as reasonably practicable but not later than the 30th day following receipt of Seller's statement hereunder, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes be made to such Statement. The parties shall undertake to agree on the final statement of the Adjusted Purchase Price no later than two hundred forty (240) days after the Closing Date. In the event that the parties cannot agree on the Adjusted Purchase Price within two hundred forty (240) days after Closing, such determination will be automatically referred to an Independent Expert of the parties choosing with at least ten (10) years of oil and gas accounting experience for arbitration. If the parties are unable to agree upon an Independent Expert, then such Independent Expert shall be selected by any Federal District Court Judge or State District Court Judge in Jefferson County. The burden of proof in the determination of the Adjusted Purchase Price shall be upon Purchaser. The Independent Expert shall conduct the arbitration proceedings in Denver, Wyoming in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section. The Independent Expert's determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on both parties, without right of appeal. In determining the proper amount of any adjustment to the Purchase Price, the Independent Expert shall not increase the Purchase Price more than the increase proposed by Seller nor decrease the Purchase Price more than the decrease proposed by Purchaser, as applicable. The Independent Expert shall act as an expert for the limited purpose of determining the specific disputed matters submitted by either party and may not award damages or penalties to either party with respect to any matter. Seller and Purchaser shall each bear its own legal fees and other costs of presenting its case. Each party shall bear one-half of the costs and expenses of the Independent Expert. Within ten (10) days after the date on which the parties or the Independent Expert, as applicable, finally determines the disputed matters, (i) Purchaser shall pay to Seller the amount by which the Adjusted Purchase Price exceeds the Closing Payment or (ii) Seller shall pay to Purchaser the amount by which the Closing Payment exceeds the Adjusted Purchase Price, as applicable. Any post-closing payment pursuant to this Section 9.4 shall bear interest from the Closing Date to the date of payment at the Agreed Interest Rate.

         (c) All payments made or to be made hereunder to Seller shall be by electronic transfer of immediately available funds to the account of Seller pursuant to the wiring instructions reflected in Schedule 9.4(c). All payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to a bank and account specified by Purchaser in writing to Seller.

                                   ARTICLE 10

                                  TERMINATION

Section 10.1 TERMINATION.

         This Agreement shall be terminated: (i) at any time prior to Closing by the mutual prior written consent of Seller and Purchaser; (ii) if Closing has not occurred on or before _______________ (the "TERMINATION DATE"); provided that the right to terminate this Agreement under this Section 10.1(ii) shall not be available to Seller or Purchaser, as the case may be, if such party has breached or failed to perform any of its representations, warranties, covenants or obligations under this Agreement and such failure has been a material cause of, or resulted in, the failure of the Closing to occur by the Termination Date;
(iii) by Purchaser if any condition set forth in Section 8.2 has not been satisfied or waived at Closing or (iv) by Seller if any condition set forth in
Section 8.1 has not been satisfied or waived at Closing.

Section 10.2 EFFECT OF TERMINATION.

         If this Agreement is terminated pursuant to Section 3.4(d)(2), Section 4.4(b) or Section 10.1, except as set forth in this Section 10.2 and in Section 10.3, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 5.6, 6.5, 7.1, 7.6 and 12.4 which shall continue in full force and effect) and Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement. Notwithstanding anything to the contrary in this Agreement, the termination of this Agreement under Section 10.1(ii) shall not relieve any party from liability for any failure to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at or prior to Closing.

Section 10.3 DISTRIBUTION OF DEPOSIT UPON TERMINATION.

         (a) If this Agreement is terminated by Seller pursuant to Section 10.1(ii) or Section 10.1(iv), Seller has performed or is ready, willing and able to perform all of its agreements and covenants contained herein which are to be performed or observed at or prior to Closing, and Purchaser has failed to perform or observe in any material respects any of its agreements or covenants contained herein which are to be performed or observed at or prior to Closing, then Seller:

                  (i) may retain the Deposit as liquidated damages as Seller's sole and exclusive remedy for any breach or failure to perform by Purchaser under this Agreement, except for the indemnities provided in
         Section 7.6, and all other remedies (except those under Section 7.6) are hereby expressly waived by Seller. Seller and Purchaser agree upon the Deposit as liquidated damages due to the difficulty and inconvenience of measuring actual damages and the uncertainty thereof, and Seller and Purchaser agree that such amount is a reasonable estimate of Seller's loss on the event of any such breach or failure to perform by Purchaser; or

                  (ii) in lieu of termination of this Agreement, shall be entitled to specific performance of this Agreement, it being specifically agreed that monetary damages may not be sufficient to compensate Seller. If Seller elects to seek specific performance of this Agreement pursuant to this Section 10.3, the Deposit shall be held by Seller, not as liquidated damages, until a non-appealable final judgment or award on Seller's claim for specific performance is rendered at which time, (A) if specific performance is denied, Seller shall deliver the Deposit to Purchaser as if this Agreement were terminated pursuant to Section 10.3(c), or (B) if specific performance is granted, the Deposit shall be applied as provided in ERROR! REFERENCE SOURCE NOT FOUND. of this Agreement.

         (b) If this Agreement is terminated by Purchaser pursuant to Section 10.1(ii) or Section 10.1(iii), Purchaser has performed or is ready, willing and able to perform all of its agreements and covenants contained herein which are to be performed or observed at or prior to Closing, and Seller has failed to perform or observe in any material respects any of its agreements or covenants contained herein which are to be performed or observed at or prior to Closing, then, at Purchaser's option:

                  (i) Seller shall deliver the Deposit to Purchaser, free of any claims by Seller or any other Person with respect thereto and Purchaser shall have no further liability hereunder of any nature whatsoever to Seller, including any liability for Damages (except for the provisions of Sections 6.5, 7.6 and 12.4 which shall continue in full force and effect); or

                  (ii) in lieu of termination of this Agreement, Purchaser shall be entitled to specific performance of this Agreement, it being specifically agreed that monetary damages may not be sufficient to compensate Purchaser. If Purchaser elects to seek specific performance of this Agreement pursuant to this Section 10.3, the Deposit shall be held by Seller, until a non-appealable final judgment or award on Purchaser's claim for specific performance is rendered at which time,
         (A) if specific performance is denied, Seller shall deliver the Deposit to Purchaser as if this Agreement were terminated pursuant to Section 10.3(c), or (B) if specific performance is granted, the Deposit shall be applied as provided in of this Agreement.

         (c) If this  Agreement  is  terminated  by  Seller or  Purchaser  under
Section 3.4(d)(2) or Section 4.4(b), or if it terminates for reasons other than those set forth in Section 10.3(a) or Section 10.3(b), Seller shall deliver the Deposit to Purchaser, free of any claims by Seller or any other Person with respect thereto, and Purchaser shall have no further liability hereunder of any nature whatsoever to Seller, including any liability for Damages (except for the provisions of Sections 6.5, 7.6 and 12.4 which shall continue in full force and effect).

         (d) Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be entitled to receive interest on the Deposit, whether the Deposit is applied against the Purchase Price or returned to Purchaser pursuant to this Section 10.3.

                                   ARTICLE 11

                   POST-CLOSING OBLIGATIONS; INDEMNIFICATION;
                      LIMITATIONS; DISCLAIMERS AND WAIVERS

Section 11.1 RECEIPTS.

         (a) Except as otherwise provided in this Agreement, any production from or attributable to the Assets (and all products and proceeds attributable thereto) and any other income, proceeds, receipts and credits attributable to the Assets which are not reflected in the adjustments to the Purchase Price following the final adjustment pursuant to Section 9.4(b) shall be treated as follows: (a) all production from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets to which Purchaser is entitled under
Section 1.4 shall be the sole property and entitlement of Purchaser, and, to the extent received by Seller, Seller shall fully disclose, account for and remit the same to Purchaser within ten (10) days, and (b) all production from or attributable to the Assets (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets to which Seller is entitled under Section 1.4 shall be the sole property and entitlement of Seller and, to the extent received by Purchaser, Purchaser shall fully disclose, account for and remit the same to Seller within ten (10) days.

         (b) Notwithstanding any other provisions of this Agreement to the contrary, Seller shall be entitled to retain (and Purchaser shall not be entitled to any decrease to the Purchase Price in respect of) all overhead charges it has collected, billed or which shall be billed later, relating to the portion(s) of the Assets operated by Seller and relating to the period from the Effective Time to the date Seller relinquishes operatorship of the applicable portion of the Assets, even if after the date of Closing.

Section 11.2 ASSUMPTION AND INDEMNIFICATION.

         (a) Without limiting Purchaser's rights to indemnity under this Article 11, on the Closing Date Purchaser shall assume and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Seller, known or unknown, with respect to the Assets, regardless of whether such obligations or liabilities arose prior to, on or after the Effective Time, including but not limited to obligations to furnish makeup gas according to the terms of applicable gas sales, gathering or transportation contracts, obligations to pay working interests, royalties, overriding royalties and other interests held in suspense, including the Suspended Proceeds, and obligations to plug wells and dismantle structures, and to restore and/or remediate the Assets in accordance with applicable agreements and Laws (all of said obligations and liabilities, subject to the exclusions below, herein being referred to as the "ASSUMED SELLER OBLIGATIONS"); provided, however, that Assumed Seller Obligations do not include and Purchaser does not assume any obligations or liabilities of Seller to the extent that they are:

                  (i) caused by or arising out of or resulting from Seller's breach of any of Seller's covenants or agreements that survive the Closing;

                  (ii) caused by or arising out of or resulting from any breach of any representation or warranty made by Seller contained in Article 5 of this Agreement or in the certificate delivered by Seller at Closing pursuant to Section 9.2(d); or

                  (iii) caused by,  arising out of or resulting  from any of the
         known   claims  or   existing   proceedings   set  forth  on   Schedule
         11.2(a)(iii).

         (b)  Purchaser  shall  indemnify,   defend  and  hold  harmless  Seller
Indemnitees  from and  against  all  Damages  incurred  or  suffered  by  Seller
Indemnitees:

                  (i) caused by or arising out of or resulting from the Assumed Seller Obligations;

                  (ii) caused by or arising out of or resulting from the ownership, use or operation of the Assets after the Effective Time;

                  (iii)  caused  by  or  arising  out  of  or   resulting   from
         Purchaser's breach of any of Purchaser's covenants or agreements that survive the Closing;

                  (iv) caused by or arising out of or resulting from any breach of any representation or warranty made by Purchaser contained in
         Article 6 of this Agreement or in the certificate delivered by Purchaser at Closing pursuant to Section 9.3(e), but excepting in each case Damages against which Seller would be required to indemnify Purchaser under Section 11.2(c) at the time the claim notice is presented by Purchaser; or

                  (v) caused by or arising out of or resulting from any claims or actions asserted by Persons (including without limitation Governmental Bodies) with respect to any violation by any Asset or the operations conducted on such Asset of any Environmental Law or any remediation required for such Asset under any Environmental Law regardless whether known, unknown, whether attributable to periods of time before or after the Effective Time.

         EXCEPT IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER INDEMNITEES OR ANY INDEMNIFIED PERSON.

         (c) Seller shall indemnify, defend and hold harmless Purchaser against and from all Damages incurred or suffered by Purchaser caused by or arising out of or resulting from those obligations and liabilities described in Sections 11.2(a)(i), 11.2(a)(ii) and 11.2(a)(iii).

         (d) Notwithstanding anything to the contrary contained in this Agreement and except as set forth in Section 7.8 and Article 10, this Section
11.2 contains the parties' exclusive remedy against each other with respect to breaches of the representations and warranties contained in Articles 5, 6, the covenants and agreements that survive the Closing pursuant to the terms of this Agreement and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by each party at Closing pursuant to Sections 9.2(d) or 9.3(e), as applicable. Except for the remedies contained in Section 7.8 or this Section 11.2, and any other remedies available to the parties at law or in equity for breaches of provisions of this Agreement other than representations and warranties contained in Articles 5, the covenants and agreements that survive the Closing pursuant to the terms of this Agreement and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by Seller at Closing pursuant to Sections 9.2(d), as applicable, Purchaser releases, remises and forever discharges Seller and its Affiliates and all such parties' stockholders, unitholders, members, officers, directors, managers, employees, agents, advisors and representatives from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, liabilities, interest, or causes of action whatsoever, in law or in equity, known or unknown, which such parties might now or subsequently may have, based on, relating to or arising out of this Agreement, Seller's ownership, use or operation of the Assets, or the condition, quality, status or nature of the Assets, including, without limitation, rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages and common law rights of contribution, rights under agreements between Seller and any Persons who are Affiliates of Seller, and rights under insurance maintained by Seller or any Person who is an Affiliate of Seller, EVEN IF CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT, BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY RELEASED PERSON, excluding, however, any existing contractual rights between (i) Purchaser or any of Purchaser's Affiliates, (ii) Seller or any of Seller's Affiliates under contracts between them relating to the Assets, and
(iii) any insurance coverage existing as of date hereof for or inuring Seller for any operations, against which Purchaser may seek subrogation or cross claim.

         (e) "DAMAGES", for purposes of this Article 11, shall mean the amount of any actual liability, loss, cost, diminution in value, expense, claim, demand, notice of violation, investigation by any Governmental Body, administrative proceeding, payment, charge, obligation, fine, penalty, deficiency, award or judgment incurred or suffered by any Indemnified Party arising out of or resulting from the indemnified matter, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity; provided, however, that Purchaser shall not be entitled to indemnification under this Section 11.2 for, and "Damages" shall not include,
(i) loss of profits or other consequential damages suffered by Purchaser, or any punitive damages, (ii) any liability, loss, cost, expense, claim, award or judgment that does not individually exceed Ten Thousand and No/100 Dollars ($10,000.00), and (iii) any liability, loss, cost, expense, claim, award or judgment to the extent resulting from or increased by the actions or omissions of any Indemnified Party after the Effective Time.

         (f) The indemnity of each party provided in this Section 11.2 shall extend to each party's present and former Affiliates, successors and permitted assigns, and its and their stockholders, unitholders, members, directors, managers, officers, employees, agents and representatives; provided however any claim for indemnity can only be asserted by Purchaser or Seller.

Section 11.3 INDEMNIFICATION ACTIONS.

         All claims for indemnification under Section 11.2 shall be asserted and resolved as follows:

                  (a) For purposes of this Article 11, the term "INDEMNIFYING PARTY" when used in connection with particular Damages shall mean the party or parties having an obligation to indemnify another party or parties with respect to such Damages pursuant to this Article 11, and the term "INDEMNIFIED PARTY" when used in connection with particular Damages shall mean the party or parties having the right to be indemnified with respect to such Damages by another party or parties pursuant to this Article 11.

                  (b) To make claim for indemnification under Article 11, an Indemnified Party shall notify the Indemnifying Party of its claim under this Section 11.3, including the specific details of and specific basis under this Agreement for its claim (the "CLAIM NOTICE"). In the event that the claim for indemnification is based upon a claim by a third party against the Indemnified Party (a "THIRD PARTY CLAIM"), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 11.3 shall not relieve the Indemnifying Party of its obligations under
         Section 11.2 prejudices the Indemnifying Party's ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement which was inaccurate or breached.

                  (c) In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have fourteen (14) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such fourteen (14)-day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party all costs of which shall be included as Damages in respect of such claim for indemnification. The failure to provide notice to the Indemnified Party shall be deemed to be acceptance of liability.

                  (d) If the Indemnifying Party admits its liability, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate, at the sole cost of the Indemnifying Party, in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this
         Section 11.3(d). An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered fully by the indemnity).

                  (e) If the Indemnifying Party does not admit its liability or admits its liability but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party's choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its liability for a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its liability for the Third Party Claim and (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement. If Indemnifying Party fails to respond and admit in writing its liability during such ten (10) day period, the Indemnifying Party will be deemed to have approved such proposed settlement.

                  (f) In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its liability for such Damages or (iii) dispute the claim for such Damages. If the Indemnifying Party does not notify the Indemnified Party within such 30 day period that it has cured the Damages or that it disputes the claim for such Damages, the amount of such Damages shall conclusively be deemed a liability of the Indemnifying Party hereunder.

Section 11.4 LIMITATION ON ACTIONS.

         (a) All representations and warranties of Seller contained herein, together with Seller's covenant contained in Section 7.9, shall survive for one hundred eighty (180) days from the Closing Date; provided, however, that the representations and warranties of Seller contained in Sections 5.2, 5.3, 5.4 and 5.6, all representations and warranties of Purchaser contained herein, and the parties covenants and obligations contained in Section 7.8 shall survive until the expiration of the applicable statute of limitations period. Except for Seller's covenant contained in Section 7.9, the covenants and other agreements of Seller and Purchaser set forth in this Agreement shall survive the Closing until fully performed. The affirmations of representations, warranties, covenants and agreements contained in the certificate delivered by Seller at Closing pursuant to Section 9.2(d), shall survive the Closing as to each representation, warranty covenant and agreement so affirmed for the same period of time that the specific representation, warranty, covenant or agreement survives the Closing pursuant to this Section 11.4. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration or termination date.

         (b) The indemnities in Sections 11.2(b)(iii) and 11.2(b)(iv) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such termination date. Purchaser's indemnities in Sections 11.2(b)(i), 11.2(b)(ii) and 11.2(b)(v) shall continue without time limit. The indemnities in Section 11.2(c) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such termination date.

         (c) Seller shall not have any liability for any  indemnification  under
Section 11.2 (except under Section 11.2(c)) until and unless the aggregate amount of the liability for all Damages for which claim notices are delivered by Purchaser exceeds two percent (2%) of the Purchase Price and then only to the extent such Damages exceed such amount. The adjustments to the Purchase Price under Section 2.2 and any payments in respect thereof shall not be limited by this Section.

         (d) Notwithstanding anything to the contrary contained elsewhere in this Agreement and except as set forth in Section 7.8, Seller shall not be required to indemnify Purchaser for aggregate Damages in excess of ten percent (10%) of the Adjusted Purchase Price.

Section 11.5 RECORDING.

         As soon as practicable after Closing, Purchaser shall record the Conveyances in the appropriate counties as well as the appropriate governmental agencies and provide Seller with copies of all recorded or approved instruments.

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.1 COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

Section 12.2 NOTICE.

         All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, as follows:

            If to Seller:                   Richard Gouin


         If to Purchaser:                   Hinto Energy ,Inc.
                                            7609 Ralston Road
                                            Arvada, CO 80002
                                            Telephone:  (303) 403-4351

         Either party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

Section 12.3 SALES OR USE TAX RECORDING FEES AND SIMILAR TAXES AND FEES.

         Purchaser shall bear any sales, use, excise, real property transfer or gain, gross receipts, goods and services, registration, capital, documentary, stamp or transfer Taxes, recording fees and similar Taxes and fees incurred and imposed upon, or with respect to, the property transfers or other transactions contemplated hereby. Seller will determine, and Purchaser agrees to cooperate with Seller in determining, sales tax, if any, that is due in connection with the sale of Assets and Purchaser agrees to pay any such tax to Seller at Closing. If such transfers or transactions are exempt from any such taxes or fees upon the filing of an appropriate certificate or other evidence of exemption, Purchaser will timely furnish to Seller such certificate or evidence.

Section 12.4 EXPENSES.

         Except as provided in Section 12.3, all expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, the conveyances delivered hereunder and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including without limitation, all fees and expenses of counsel, accountants and financial advisers employed by Seller, shall be borne solely and entirely by Seller, and all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.

Section 12.5 PURCHASE OF BONDS, LETTERS OF CREDIT AND GUARANTEES.

         The parties understand that all of the bonds, letters of credit and guarantees, if any, posted by Seller with Governmental Bodies and relating to the Assets are to be transferred to Purchaser, except as provided herein. On or before Closing, Purchaser shall obtain, or cause to be obtained in the name of Purchaser, replacements for such bonds, letters of credit and guarantees. Purchaser may also provide evidence that such replacements are not necessary as a result of existing bonds, letters of credit or guarantees that Purchaser has previously posted as long as such existing bonds, letters of credit or guarantees are adequate to secure the release of those posted by Seller.

Section 12.6 GOVERNING LAW AND VENUE.

         This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Wyoming without regard to principles of conflicts of laws otherwise applicable to such determinations. The venue for any action brought under this Agreement shall be Jefferson County, Wyoming.

Section 12.7 JURISDICTION; WAIVER OF JURY TRIAL.

         Each party consents to personal jurisdiction in any action brought in the United States federal courts located within Jefferson County, Wyoming with respect to any dispute, claim or controversy arising out of or in relation to or in connection with this Agreement, and each of the Parties hereto agrees that any action instituted by it against the other with respect to any such dispute, controversy or claim (except to the extent a dispute, controversy, or claim arising out of or in relation to or in connection with the determination of a Title Defect Amount or Title Benefit Amount pursuant to Section 3.4(h), or the determination of Purchase Price adjustments pursuant to Section 9.4(b) is referred to an expert pursuant to those Sections) will be instituted exclusively in the United States District Court for the District of Wyoming. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by any party against another in any matter whatsoever arising out of or in relation to or in connection with this Agreement.

Section 12.8 CAPTIONS.

         The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 12.9 WAIVERS.

         Any failure by any party or parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 12.10 ASSIGNMENT.

         No party shall assign all or any part of this Agreement, nor shall any party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other party and any assignment or delegation made without such consent shall be void.

Section 12.11 ENTIRE AGREEMENT.

         This Agreement and the documents to be executed hereunder and the Exhibits and Schedules attached hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

Section 12.12     AMENDMENT.

         (a) This Agreement may be amended or modified only by an agreement in writing executed by both parties.

         (b) No waiver of any right under this Agreement shall be binding unless executed in writing by the party to be bound thereby.

Section 12.13 NO THIRD-PARTY BENEFICIARIES.

         Nothing in this Agreement shall entitle any Person other than Purchaser and Seller to any claims, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons described in Section 11.2(f).

Section 12.14 REFERENCES.

         In this Agreement:

                  (a) References to any gender includes a reference to all other genders;

                  (b) References to the singular includes the plural, and vice versa;

                  (c) Reference to any Article or Section means an Article or Section of this Agreement;

                  (d) Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

                  (e) Unless expressly provided to the contrary, "hereunder", "hereof", "herein" and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; and

                  (f) "Include" and "including" shall mean include or including without limiting the generality of the description preceding such term.

Section 12.15 CONSTRUCTION.

         Each of Seller and Purchaser has had substantial input into the drafting and preparation of this Agreement and has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm's-length negotiations from equal bargaining positions.

Section 12.16 LIMITATION ON DAMAGES.

         Notwithstanding anything to the contrary contained herein, none of Purchaser, Seller or any of their respective Affiliates shall be entitled to either punitive or consequential damages in connection with this Agreement and the transactions contemplated hereby and each of Purchaser and Seller, for itself and on behalf of its Affiliates, hereby expressly waives any right to punitive or consequential damages in connection with this Agreement and the transactions contemplated hereby, except to the extent an Indemnified Party is required to pay punitive or consequential damages to a third party that is not an Indemnified Party.

Section 12.17 CONFIDENTIALITY.

         Purchaser agrees that all information furnished or disclosed by Seller or acquired by Purchaser in connection with the sale of the Assets shall remain confidential prior to Closing. Purchaser may disclose such information only to its managers, members, subsidiaries or Affiliates, agents, advisors, counsel or representatives provided each of such Persons agrees in writing or has an enforceable ethical duty to keep confidential and not disclose such information.

In the event that Closing of the transactions contemplated by this Agreement does not occur for any reason, Purchaser agrees that all information furnished or disclosed by Seller or acquired by Purchaser in connection with the inspection, testing, inventory or sale of the Assets shall remain confidential, with Seller a third party beneficiary of any privilege held by Purchaser. The foregoing obligations of confidentiality and non-disclosure shall not apply to information that is (a) already known to Purchaser at the time of disclosure,
(b) known to the industry or the public at the time of the disclosure to Purchaser or subsequently becomes known to the industry or the public through no fault of Purchaser, or (c) rightfully obtained by Purchaser from a third person who is, at the time such information is received by Purchaser, under no obligation to Seller to hold the same in confidence. Notwithstanding the foregoing, Purchaser may disclose information that based on the advice of counsel, it is required or compelled to disclose by Law or by rule or regulation of any securities exchange or regulatory body.

                                   ARTICLE 13

                                   DEFINITIONS

         "ADJUSTED   PURCHASE   PRICE"  shall  mean  the  Purchase  Price  after
calculating and applying the adjustments set forth in Section 2.2.

         "ADJUSTMENT PERIOD" has the meaning set forth in Section 2.2(a).

         "AFE" means authority for expenditure.

         "AFFILIATES" with respect to any Person, means any Person that directly or indirectly controls, is controlled by or is under common control with such Person.

         "AGREED INTEREST RATE" shall mean simple interest computed at the rate of the prime interest rate as published in the Wall Street Journal.

         "AGREEMENT" has the meaning set forth in the first paragraph of this Agreement.

         "ALLOCATED VALUE" has the meaning set forth in Section 2.3.

         "ASSESSMENT" has the meaning set forth in Section 4.1.

         "ASSETS" has the meaning set forth in Section 1.2.

         "ASSUMED SELLER OBLIGATIONS" has the meaning set forth in Section 11.2(a).

         "BUSINESS DAY" means each calendar day except Saturdays, Sundays, and Federal holidays. "CLAIM NOTICE" has the meaning set forth in Section 11.3.

         "CLOSING" has the meaning set forth in Section 9.1(a).

         "CLOSING DATE" has the meaning set forth in Section 9.1(b).

         "CLOSING PAYMENT" has the meaning set forth in Section 9.4(a).

         "CODE" has the meaning set forth in Section 2.3.

         "CONTRACTS" has the meaning set forth in Section 1.2(d).

         "CONVEYANCE" has the meaning set forth in Section 3.1(b).

         "CURE PERIOD" has the meaning set forth in Section 3.4(c).

         "DAMAGES" has the meaning set forth in Section 11.2(e).

         "DEFENSIBLE TITLE" has the meaning set forth in Section 3.2.

         "EFFECTIVE TIME" has the meaning set forth in Section 1.4.

         "FARMOUT" means that any Carry and Earning Agreement, by and between any entity, and Seller related to the assets purchased.

         "ENVIRONMENTAL CLAIM DATE" has the meaning set forth in Section 4.2.

         "ENVIRONMENTAL DEDUCTIBLE" has the meaning set forth in Section 4.3.

         "ENVIRONMENTAL CONSULTANT" has the meaning set forth in Section 4.1.

         "ENVIRONMENTAL DEFECT NOTICE" has the meaning set forth in Section 4.2

         "ENVIRONMENTAL LAWS" means, as the same have been amended as of the Effective Time, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 ET SEQ. ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 ET SEQ. ("RCRA"); the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 ET SEQ. (the "CLEAN WATER ACT"); the Clean Air Act, 42 U.S.C.ss.7401 ET SEQ. the Hazardous Materials Transportation Act, 49 U.S.C.ss.1471 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 through 2629 ("TSCA"); the Oil Pollution Act, 33 U.S.C.ss. 2701 ET SEQ.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss.11001 ET SEQ.; and the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f through 300j; and all similar Laws as of the Environmental Claim Date of any Governmental Body having jurisdiction over the property in question addressing pollution or protection of the environment and all regulations implementing the foregoing.

         "ENVIRONMENTAL LIABILITIES" shall mean any and all environmental response costs (including costs of remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, orphan share, prejudgment and post-judgment interest, court costs, attorneys' fees, and other liabilities incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental
Laws), injunction, judgment or similar act (including settlements) by any Governmental Body to the extent arising out of any violation of, or remedial obligation under, any Environmental Law which is attributable to the ownership or operation of the Properties prior to the Environmental Claim Date or (ii) pursuant to any claim or cause of action by a Governmental Body or other Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of or that could arise out of any violation of, or any remediation obligation under, any Environmental Law which is attributable to the ownership or operation of the Properties prior to the Environmental Claim Date.

         "EQUIPMENT" has the meaning set forth in Section 1.2(f).

         "EXCLUDED ASSETS" has the meaning set forth in Section 1.3.

         "FARMOUT AGREEMENT" means any Farmout Agreement.

         "GOVERNMENTAL AUTHORIZATION" has the meaning set forth in Section 5.13.

         "GOVERNMENTAL BODY" means any federal, state, local, municipal, or other governments; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

         "HYDROCARBONS" means oil, gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof, including scrubber liquid inventory, ethane, propane, isobutene, nor-butane and gasoline (excluding tank bottoms), and sulphur extracted from hydrocarbons.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 11.3.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 11.3.

         "INDEX PRICE" means, as of the date hereof, (i) with respect to oil, the Wyoming price, local delivery, all other areas, monthly average less $6.00 per bbl.

         "LANDS" has the meaning set forth in Section 1.2(a).

         "LAWS" means all statutes, rules, regulations, ordinances, orders, and codes of Governmental Bodies.

         "LEASES" has the meaning set forth in Section 1.2(a).

         "LOWEST COST RESPONSE" means the response required or allowed under Environmental Laws that addresses the applicable present condition alleged pursuant to an Environmental Defect Notice at the lowest cost (considered as a whole taking into consideration any material negative impact such response may have on the operations of the relevant Assets and any potential material additional costs or liabilities that may likely arise as a result of such response) as compared to any other response that is required or allowed under Environmental Laws.

         "MATERIAL ADVERSE EFFECT" means any adverse effect on the ownership, operation or value of the Assets, as currently operated, which is material to the ownership, operation or value of the Assets, taken as a whole; provided, however, that "Material Adverse Effect" shall not include general changes in industry or economic conditions or changes in Laws or in regulatory policies.

         "NET REVENUE INTEREST" has the meaning set forth in Section 3.2(a).

         "NORM" means naturally occurring radioactive material.

         "PERMITTED ENCUMBRANCES" has the meaning set forth in Section 3.3.

         "PERSON" means any individual, firm, corporation,  partnership, limited
liability   company,   joint   venture,   association,   trust,   unincorporated
organization, government or agency or subdivision thereof or any other entity.

         "PROPERTIES" and "PROPERTY" have the meanings set forth in Section 1.2(c).

         "PROPERTY COSTS" has the meaning set forth in Section 1.4.

         "PURCHASE PRICE" has the meaning set forth in Section 2.1.

         "PURCHASER" has the meaning set forth in the first paragraph of this Agreement.

         "PURCHASER INDEMNITEES" shall mean Purchaser, its officers,  directors,
employees,  agents,  representatives,   affiliates,  subsidiaries,   successors,
assigns, contractors and subcontractors.

         "RECORDS" has the meaning set forth in Section 1.2(h).

         "SELLER" has the meaning set forth in the first paragraph of this Agreement, and includes the plural denotation

         "SELLER  INDEMNITEES"  shall  mean  Seller,  its  officers,   managers,
members,   employees,   agents,   representatives,   Affiliates,   subsidiaries,
successors, assigns, contractors and subcontractors.

         "SELLER OPERATED ASSETS" shall mean Assets operated by Seller.

         "SURFACE CONTRACTS" has the meaning set forth in Section 1.2(e).

         "SUSPENDED PROCEEDS" has the meaning set forth in Section 7.10.

         "TAX RETURNS" has the meaning set forth in Section 5.8.

         "TAXES" means all federal, state, local, and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer, or withholding Taxes or other governmental fees or charges imposed by any taxing authority, including any interest, penalties or additional amounts which may be imposed with respect thereto.

         "TERMINATION DATE" has the meaning set forth in Section 10.1.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 11.3.

         "TITLE ARBITRATOR" has the meaning set forth in Section 3.4(h).

         "TITLE BENEFIT" has the meaning set forth in Section 3.2.

         "TITLE BENEFIT AMOUNT" has the meaning set forth in Section 3.4(e).

         "TITLE BENEFIT NOTICE" has the meaning set forth in Section 3.4(b).

         "TITLE BENEFIT PROPERTY" has the meaning set forth in Section 3.4(b).

         "TITLE CLAIM DATE" has the meaning set forth in Section 3.4(a).

         "TITLE DEFECT" means except for Permitted Encumbrances, (i) Seller's title to the Wells and Units shown on Exhibit A-1 as of the Effective Time is not Defensible Title, (ii) a Well shown in Exhibit A-1 in which Seller has an interest by virtue of its ownership of the Leases and/or Units is not drilled and completed within the boundaries of such Leases and/or Units or within the limits otherwise permitted by contract, pooling, unitization agreement or communitization order, and by Law, (iii) the Assets are subject to an agreement that will be binding on Purchaser that grants to a Person a call upon, option to purchase, or similar rights with respect to the production of Hydrocarbons produced from the Wells at a price other than current market prices, or (iv) a Lease is not in force and effect.

         "TITLE   DEFECT   AMOUNT"   has  the   meaning  set  forth  in  Section
3.4(d)(1)(a).

         "TITLE DEFECT NOTICE" has the meaning set forth in Section 3.4(a).

         "TITLE DEFECT PROPERTY" has the meaning set forth in Section 3.4(a).

         "UNITS" has the meaning set forth in Section 1.2(c).

         "WELLS" has the meaning set forth in Section 1.2(b).

         IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto on the date first above written. Working Interest Holders:

SELLER:
Richard Gouin

By: _____________________________


Advanced  Petroleum Lifting
Systems, LLC

_______________________________             PURCHASER:
                                            HINTO ENERGY, INC.
                                            (a Wyoming Corporation)

                                            By: ____________________________
                                            Name:___________________________
                                            Title: Chief Financial Officer

                                    EXHIBIT A

Indian Nations Wells

         2-#30             5% Working Interest

         3-#30             5% Working Interest

         1-#30             5% Working Interest

Pittsburg County Oklahoma

                                  SCHEDULE 2.1

Well 1-30 (Note: Deduct an assumed 35% Operator Cost of Production) Produced Cum. BCF = 2.19
         Recoverable Reserves 7.2 BCF
         Remaining Reserves 4.77 (as of 6/28/07)
         / 9 yrs = .53 BCF per yr average
*(Assumes 9yr remaining life on well)

Well 2-30
(Note: Assumes a 20 year remaining productive life of well)
         Recoverable Gas Res.
         Wap A Overthrust 7.213 (as of 6/28/07)
         / 20 = .36 BCF/yr average

Well 3/30
(Note: Assumes a 20 year remaining productive life of well)
         Wapamecka Gas Res 7.637 (1/08)
         Sub Thurst Wapanucka Gas Res 11.155 (1/08)

         18792 / 20 = .9396 BCF/yr. average

(Assume $2.70/1000 Price/OKC gas)

                                 PV9 Calculation

Indian Nations Ann Rev
Well 1-30
..53 BCF = 530,000 AMCF

Yr       1        530,000 x 2.70 x 5% =      $71,550
         2        477,000                     64,395
         3        429,300                     57,955
         4        386,370                     52.159
         5        347,733                     46,947
         6        312,959                     42,249
         7        281,663                     38,024
         8        253,497                     34,222
         9        228,147                     30,799
                                             -------
                                             438,300 x 65% = $284,895 Net Total
Odd Settled Production
Indian Nations
2-30     360,000 x 2.70 x 5%

Yr       1        Discounted 10% each year   48,600
         2        from previous year         43,740
         3                                   39,366
         4                                   35,429
         5                                   31,886
         6                                   28,697
         7                                   25,828
         8                                   23,245
         9                                   20,920
                                            -------
                                            297,711 x 65% = 193,512 Net Total
Indian Nations
Well 3-30
(Producing Zones)
..93BCFA = 930,000 x 2.70 x 5%

Yr       1        Discounted 10% each year  125,550
         2        from Previous year        112,995
         3                                  101,695
         4                                   91,525
         5                                   82,373
         6                                   74,136
         7                                   66,722
         8                                   60,050
         9                                   54,045
                                            -------
                                            769,091 x 65% = $499,909 Net Total
(Note: Assumes only 2 productive zones as of now)

         284,895  # 1-30
         193,512  # 2-30
         -------
         478,407

         499,909  # 3-30
         -------
$ Value  978,316 / 1.50 =652,210 shares

                                  SCHEDULE 5.1

  (Note: This Schedule contains additional Terms of Agreements between parties)

         It is hereby disclosed that Seller is in litigation with the Operator seeking an accounting, and Purchaser has received copies of such litigation and takes this interest subject to such litigation. Seller agrees to pursue defense and prosecution of such litigation with Purchaser's consent and instruction, to fruition, final judgment, or settlement, in Sellers name, so long as the legal fees of the litigation are paid by Purchaser, up to a maximum of $50,000, at which time the parties will confer and agree upon a further plan, or settlement.

         Seller agrees that, sufficient shares issued to Seller pursuant to this Agreement shall be sold in increments by Seller, and proceeds used to pay the Operator the balances then due under the litigation.

         Any revenues or proceeds allocable to the working interest being purchased, as defined in this Agreement shall be the property of Purchaser, and any amounts retained by Operator as a credit against the working interests allocable Joint Interest Billing Statements from Operator, prior to settlement, shall be repaid by Seller, secured by certain escrowed shares of Purchaser, (constituting 50% of shares held in Sellers name in escrow), upon settlement or release of litigation.